UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

The PNC Financial Services Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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James E. Rohr

Chairman and Chief Executive Officer

March 24, 2005

Dear Fellow Shareholder:

We look forward to discussing the business of your company with you at the 2005 annual meeting. PNC’s Board of Directors and management team remain focused on building shareholder value and enhancing your company’s corporate governance, regulatory relations, and risk management practices. I hope that you’ll be able to attend the annual meeting to hear about our progress during 2004 and our goals for the future.

Enclosed are the notice of meeting, proxy statement, and proxy card for the annual meeting of the shareholders of The PNC Financial Services Group, Inc., which will be held on Tuesday, April 26, 2005, at One PNC Plaza, 15th Floor, 249 Fifth Avenue, in Pittsburgh, Pennsylvania, beginning at 11:00 a.m., Eastern time. Our 2004 Annual Report on Form 10-K and Summary Annual Report to Shareholders accompany these enclosures.

Good communication between a company and its shareholders is an essential part of good corporate governance. We’ve tried to make this year’s proxy statement easier to read and understand. We hope that you like the changes. Also, because some of our shareholders said that they wanted the opportunity to ratify the Audit Committee’s selection of our independent auditors, our Board has added that item to the ballot.

Please review the enclosed materials and complete, sign, date, and return the proxy card regardless of whether or not you plan to attend the annual meeting so that the matters coming before the meeting can be acted upon. Instead of returning a proxy card, you may choose to vote your PNC shares by using the Internet or telephone voting options explained on your proxy card. You can also consent to access future annual reports, proxy statements, and other proxy soliciting materials by means of the Internet, rather than receiving paper copies. Details are provided on your proxy card.

If you’re not able to attend the annual meeting in person, you can choose to listen to the meeting by webcast or telephone conference options, which are explained on the opposite side of this letter.

Cordially,

James E. Rohr

The PNC Financial Services Group

One PNC Plaza 249 Fifth Avenue Pittsburgh Pennsylvania 15222-2707

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

In order to reduce printing and postage costs, we’ve undertaken an effort to deliver only one set of annual reports and one proxy statement to multiple shareholders sharing an address. This delivery method, called “householding,” is not being used, however, if we have received contrary instructions from one or more of the shareholders sharing an address. If your household has received only one set of annual reports and one proxy statement, we will deliver promptly a separate copy of the 2004 Annual Report on Form 10-K, the Summary Annual Report and the proxy statement to any shareholder who sends a written request to Computershare Investor Services, LLC, P.O. Box 3504, Chicago, IL 60690-3504 or calls Computershare at 1-800-982-7652. You can also notify us that you would like to receive separate copies of PNC’s annual reports and proxy statement in the future by writing or calling Computershare. Even if your household has received only one set of annual reports and one proxy statement, a separate proxy card has been provided for each shareholder account. Each proxy card should be signed, dated, and returned in the enclosed self-addressed envelope. Neither the 2004 Annual Report on Form 10-K nor the 2004 Summary Annual Report to Shareholders is part of the proxy solicitation materials.

If your household has received multiple copies of PNC’s annual reports and proxy statement, you can request the delivery of single copies in the future by writing or calling Computershare.

WEBCAST AND TELECONFERENCE DIRECTIONS

You are cordially invited to listen to PNC’s 2005 annual meeting of shareholders webcast live via the Internet on Tuesday, April 26, 2005, beginning at 11 a.m. Eastern time. The audio portion of the event will also be available in a listen-only mode via telephone conference call. Using the webcast will enable you to view the slides shown at the meeting and hear the speakers. Neither the webcast nor the teleconference will enable you to ask questions or to vote your PNC shares.

To access the meeting, please go to our corporate website at www.pnc.com under “For Investors” or dial 800-990-2718 (domestic) or 1-706-643-0187 (international), using the passcode “PNC.” Listeners who wish to hear the webcast live should go to the website a sufficient amount of time before the meeting is scheduled to begin to register and to download and install any necessary software.

If you are unable to listen online or via telephone during the meeting, a replay of the event will be available on our corporate website for thirty days after the meeting. You will also be able to print a copy of the slides shown at the meeting from our corporate website. The audio portion of the event will also be archived for one week after the meeting by telephone at 800-642-1687 (domestic) and 1-706-645-9291 (international) entering conference ID number 4669287.

Note:	Minimum requirements to listen to this broadcast online: Real Networks RealPlayer software, downloadable free at www.real.com/player/index.html, and at least a 14.4Kbps connection to the Internet, or Windows MediaPlayer software, downloadable free at www.microsoft.com/windows/windowsmedia/download.

March 24, 2005

Notice of Annual Meeting of Shareholders

April 26, 2005

TO OUR SHAREHOLDERS:

The annual meeting of the shareholders of The PNC Financial Services Group, Inc. will be held at One PNC Plaza, 15th Floor, 249 Fifth Avenue, Pittsburgh, Pennsylvania on Tuesday, April 26, 2005, beginning at 11:00 a.m., Eastern time, for the purpose of considering and acting upon the following matters:

(1)	The election of 16 directors to serve until the next annual meeting and until their successors are elected and qualified;

(2)	The ratification of the Audit Committee’s selection of Deloitte & Touche LLP as PNC’s independent auditors for 2005; and

(3)	Such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on February 28, 2005, are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.

A proxy statement, form of proxy and self-addressed envelope are enclosed. Please complete, date, and sign the proxy card. Return it promptly in the envelope provided, which requires no postage if mailed in the United States. Alternatively, you may choose to vote your shares using the Internet or telephone voting options explained on the proxy card. If you attend the meeting, you may withdraw your proxy and vote in person if you so choose.

By Order of the Board of Directors,

Thomas R. Moore

Corporate Secretary

The PNC Financial Services Group

One PNC Plaza 249 Fifth Avenue Pittsburgh Pennsylvania 15222-2707

EXHIBITS

Exhibit A – Categorical Standards to Assist the Board of Directors in Determining the Independence of the Corporation’s Directors for Purposes of Section 303A, as amended, of the New York Stock Exchange Listed Company Manual as Amended and Restated by the Board of Directors on January 19, 2005

Exhibit B – Charter of the Audit Committee of the Board of Directors of The PNC Financial Services Group, Inc. as Approved and Amended by the Board on February 16, 2005

March 24, 2005

Proxy Statement

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

APRIL 26, 2005

Date, Time, And Place Of Annual Meeting

PNC’s annual shareholders meeting will be held on Tuesday, April 26, 2005, beginning at 11:00 a.m. Eastern time. The meeting place will be One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707.

Proxy Mailing Date

We started mailing our proxy statement and proxy card to our shareholders on or about Thursday, March 24, 2005. If you hold your PNC shares in an account at a bank or brokerage firm, we generally can’t mail our proxy materials directly to you. Instead, your bank or brokerage firm will forward our proxy materials to you, and tell you how to give it voting instructions for your PNC shares.

PNC’s Board Is Asking For Your Proxy

Our Board of Directors is asking for your proxy. When you give us your proxy, you authorize us to vote your PNC shares as you direct on your proxy card. Giving a proxy allows your shares to be voted at the annual meeting even if you don’t attend the meeting. Please complete, sign, date, and return your proxy card even if you don’t plan to attend the annual meeting.

If you sign, date, and return your proxy card without specifying how you want your shares voted, we will vote your shares for each of the Board’s nominees for director and for the ratification of the Audit Committee’s selection of Deloitte & Touche LLP as PNC’s independent auditors for 2005.

Your Proxy Is Revocable

You have the right to revoke your proxy. This right allows you to change your mind about how your shares will be voted at the annual meeting. You can revoke your proxy at any time before voting is declared closed at the annual meeting. You may revoke your proxy by sending a signed proxy with a later date in time for us to receive it before voting is declared closed, or by voting in person at the annual meeting. You may also revoke your proxy by using the telephone or Internet voting options explained below and on your proxy card. You cannot, however, revoke your proxy at the annual meeting if you do not attend in person. You will not be able to revoke your proxy at the annual meeting if you listen to it through the webcast or teleconference options.

If your proxy is not properly revoked, we will vote your shares as indicated by your most recent valid proxy.

How PNC’s Board Solicits Proxies

We may solicit proxies by mail, personal interviews, telephone calls, fax transmissions, and by use of the Internet. Officers and employees of PNC may solicit proxies, but will receive no special compensation for doing so.

We will ask banks, brokerage houses, and other types of custodians of PNC stock to forward our proxy material to their clients. We will pay for their expenses involved in this process.

We have hired D.F. King & Co., Inc. to help us in soliciting proxies. We will pay D.F. King $13,500, plus its out-of-pocket expenses, for providing information related to the annual meeting to our shareholders and helping to distribute proxy materials.

Shareholders Entitled To Vote

Our Board has set February 28, 2005 as the record date for the annual meeting. This date determines which shareholders are entitled to receive notice of the annual meeting and to vote at the meeting. You must have owned PNC stock of record on February 28, 2005 in order to vote at this year’s annual meeting.

Outstanding Shares On The Record Date

This table shows the number of common and preferred shares issued and outstanding on February 28, 2005, the record date for the annual meeting. The table also shows the number of votes that each share of common and voting preferred stock has. The number of votes shown for each share of voting preferred stock equals the number of full shares of PNC common stock that can be acquired upon the conversion of a share of preferred stock.

Class	Record Date Number Outstanding	Votes Per Share
Common	282,985,715	1
Preferred – Series A	8,040	8
Preferred – Series B	2,128	8
Preferred – Series C	160,841	4 per 2.4 shares
Preferred – Series D	217,227	4 per 2.4 shares

Quorum

A quorum is the number of shares that must be present, either in person or by proxy, at the annual meeting in order for voting to be conducted. At our annual meeting, the presence of shareholders or their proxies who are entitled to cast at least a majority of the votes that all shareholders are entitled to cast will constitute a quorum. Votes withheld from director nominees and abstentions will still be counted in determining whether a quorum has been reached. Common stock and preferred stock holders will vote together as a single class at the meeting.

The New York Stock Exchange rules state that the total vote cast on each item required to be voted on by shareholders must represent over 50 percent in interest of the common stock and the voting preferred stock, voting together as a single class. As a result, shares not voted, abstentions, and broker non-votes (please see page 4 for an explanation of broker non-votes) will have a negative effect on the satisfaction of that requirement.

How To Vote

If you hold your shares directly, you have four ways to vote, as explained on your proxy card. If your shares are in an account at a bank or broker, you will receive an instruction card and information on how to give voting instructions to your bank or broker.

You may:

•	Complete, sign, date, and return the enclosed proxy card in the envelope provided; the envelope requires no postage if mailed in the United States.

OR

•	Vote by using the Internet. Instructions are provided on your proxy card. The Internet voting system has been designed to provide security for the voting process and to confirm that your vote has been recorded accurately. If you vote by the Internet, you may incur costs associated with electronic access, such as usage charges from Internet service providers and telephone companies.

OR

•	Vote by telephone using the instructions on your proxy card.

OR

•	Vote in person by attending the annual meeting. We will distribute ballots on request to shareholders who are eligible to vote at the annual meeting. Even if you returned a proxy before the annual meeting, you may withdraw it and vote in person.

Pennsylvania law provides that shareholders voting by means of the telephone or the Internet, as we provide above, will be treated as having transmitted a properly authenticated proxy for voting purposes. Pennsylvania law permits the use of telephone or Internet voting both when a shareholder of record is voting and when a beneficial owner is communicating its vote to a shareholder of record, such as a securities depositary or brokerage firm.

How To Be Admitted To The Meeting

If you have received a proxy card, please detach the admission card attached to it and bring it to the annual meeting. The ticket will admit you and one other person.

If you hold your PNC shares in an account at a bank or broker, your name will not appear on our shareholder list. Please bring an account statement or a letter from your broker showing your PNC share holdings. Please show this documentation at the meeting registration desk to attend the meeting.

Everyone who attends the annual meeting must abide by the rules for the conduct of the meeting. These rules will be printed on the meeting agenda.

If You Can’t Attend The Meeting

If you can’t attend the annual meeting in person, you can still listen to the meeting by using the webcast or telephone conference options that are explained on the inside cover of this proxy statement.

Have You Received More Than One Set Of Proxy Materials?

If two or more PNC shareholders live in your household, you may have received more than one set of our proxy materials. This may also happen if you maintain more than one shareholder account on the books of our transfer agent.

We have made a delivery method for proxy materials called “householding” available to our shareholders. If you consent to householding, only one set of annual reports and one proxy statement will be delivered to your address. A separate proxy card will be delivered for each account, however, and householding doesn’t affect your right to vote all of your PNC shares.

If you and the other PNC shareholders in your household are interested in householding, details are provided on the inside cover of this proxy statement. Householding reduces the number of proxy packages you receive and saves your company money.

Our householding process does not include accounts that you maintain at a bank or broker. Some brokerage firms now offer householding. Please speak with your broker directly about householding for your brokerage accounts.

What Is A Broker Non-Vote?

If your PNC shares are held in a brokerage account, your broker is obligated to vote your shares as instructed by you. If you don’t give voting instructions to your broker, your broker’s ability to vote your shares depends on whether the item is “routine” or “non-routine.” The New York Stock Exchange decides whether an item is “routine” or “non-routine.”

Under the New York Stock Exchange rules, brokers may vote on “routine” items in their discretion on behalf of any customers who do not furnish voting instructions within 10 days of the annual meeting. With respect to “non-routine” items that come before the annual meeting for a vote, brokers would not be able to vote at all without first receiving voting instructions from their customers.

A broker “non-vote” occurs when the broker does not vote on a proposal because it is a non-routine item and the broker’s customer has not provided voting instructions. These broker “non-votes” would not be considered in the calculation of the majority of the votes cast and therefore would have no effect on the vote with respect to a non-routine item.

What Vote Is Required For A Proposal To Pass?

With regard to Item 1, the 16 nominees for election as directors who receive the greatest number of votes cast at the annual meeting will be elected as directors. This assumes that a quorum is present at the meeting. A withheld vote on any nominee will not affect the voting results. With regard to Item 2, the ratification of the Audit Committee’s selection of Deloitte & Touche LLP as PNC’s independent auditors for 2005, the proposal will be approved if a majority of the votes cast are voted in favor of it. Abstentions will not affect the results of the voting.

Under Pennsylvania law, the act of “voting” does not include abstentions or failing to vote for a candidate or for approval or disapproval of a proposal. This is true whether or not the person entitled to vote characterizes the conduct as voting. In other words, only those shareholders who indicate an affirmative or negative decision on a matter are treated as voting, so that ordinarily an abstention or a mere absence or failure to vote is not the same thing as a negative decision, assuming that the New York Stock Exchange requirement explained in the “Quorum” section on page 2 has been satisfied.

Item 1

Election Of Directors

Information Concerning Nominees

Our By-Laws provide that the number of directors must be at least 5 but not more than 36, as determined by the Board of Directors. Acting on the recommendation of the Nominating and Governance Committee, our Board has fixed the number of directors to be elected at the annual meeting at 16. The Board has nominated the persons named on page 6 for election as directors, to hold office until the next annual meeting of shareholders and the election and qualification of their successors.

Your proxy, unless you direct otherwise, will be voted FOR all of the nominees named on page 6. All of these nominees are now directors. All nominees have consented to being named in this proxy statement and to serve if elected. Our Board of Directors has no reason to believe that any nominee will be unavailable or unable to serve as a director. If for any reason, however, any nominee is not available or able to serve, your proxy will be voted in accordance with the recommendation of our Board.

The table on page 6 lists:

•	the names of the nominees for election as directors;

•	their ages;

•	their principal occupations as of March 4, 2005;

•	the years the nominees first became directors; and

•	their directorships of other public companies as of March 4, 2005.

Unless we indicate otherwise, all nominees have held the positions indicated or another senior executive position with the same entity or one of its affiliates or a predecessor entity for at least the past 5 years.

The Board of Directors recommends a vote “FOR” each of the nominees listed on page 6.

Name	Age	Principal Occupation	Director Since	Directorships in Public Companies Other than PNC

Paul W. Chellgren	62	Retired Chairman and Chief Executive Officer of Ashland Inc. (energy company); Adjunct Professor, Northern Kentucky University	1995	None

Robert N. Clay	58	President and Chief Executive Officer of Clay Holding Company (investments)	1987	None

J. Gary Cooper	68	Chairman and Chief Executive Officer of Commonwealth National Bank (community banking)	2002	Gencorp, Inc.; Protective Life Corporation; and United States Steel Corporation

George A. Davidson, Jr.	66	Retired Chairman of Dominion Resources, Inc. (public utility holding company)	1988	Goodrich Corporation; and Dominion Resources, Inc.

Richard B. Kelson	58	Executive Vice President and Chief Financial Officer of Alcoa Inc. (producer of primary aluminum, fabricated aluminum, and alumina)	2002	MeadWestvaco Corporation

Bruce C. Lindsay	63	Chairman and Managing Member of 2117 Associates, LLC (advisory company)	1995	None

Anthony A. Massaro	60	Retired Chairman and Chief Executive Officer of Lincoln Electric Holdings, Inc. (full-line manufacturer of welding and cutting products)	2002	Commercial Metals Company; and Thomas Industries Inc.

Thomas H. O’Brien	68	Retired Chairman of PNC	1983	BlackRock, Inc.; Hilb, Rogal and Hobbs Company; and Verizon Communications, Inc.

Jane G. Pepper	59	President of Pennsylvania Horticultural Society (nonprofit membership organization)	1997	None

James E. Rohr	56	Chairman and Chief Executive Officer of PNC	1989	Allegheny Technologies Incorporated; BlackRock, Inc.; and Equitable Resources Inc.

Lorene K. Steffes	59	Independent Business Advisor and Consultant (Vice President, International Business Machines 1999-2003)	2000	RadiSys Corporation

Dennis F. Strigl	58	President and Chief Executive Officer of Verizon Wireless, Inc. (wireless telecommunications)	2001	ANADIGICS Inc.

Stephen G. Thieke	58	Retired Chairman, Risk Management Committee of JP Morgan Incorporated (financial and investment banking services)	2002	None

Thomas J. Usher	62	Chairman of United States Steel Corporation (integrated steelmaker)	1992	H.J. Heinz Company; Marathon Oil Corporation; PPG Industries, Inc.; and United States Steel Corporation

Milton A. Washington	69	President and Chief Executive Officer of Allegheny Housing Rehabilitation Corporation (housing rehabilitation and construction)	1994	None

Helge H. Wehmeier	62	Retired President and Chief Executive Officer of Bayer Corporation (healthcare, crop protection, and chemicals)	1992	Terex Corporation; and Owens-Illinois, Inc.

Item 2

Ratification Of The Audit Committee’s

Selection Of Deloitte & Touche LLP As

Independent Auditors For 2005

Our Board’s Audit Committee is composed entirely of directors who are independent as defined in the New York Stock Exchange listing standards. Among other things, the Board has also determined that each committee member is financially literate and possesses accounting or related financial management expertise. The Board made these determinations in its business judgment, based on its interpretation of the New York Stock Exchange’s requirements for committee members. The Board has also determined that Mr. Thieke, the chairman of the Audit Committee, and Mr. Kelson are each an “audit committee financial expert.” The rules of the Securities and Exchange Commission define an “audit committee financial expert” as a person who has acquired certain attributes through education and experience that are particularly relevant to the functions of an audit committee.

Under the Audit Committee’s charter, the committee is responsible for selecting PNC’s independent auditors pursuant to a well-organized process. The committee also evaluates and monitors the auditors’ qualifications, performance, and independence. This evaluation includes a review and evaluation of the lead partner of the independent auditors. The committee also takes into account the opinions of management and PNC’s General Auditor, who has supervisory responsibility for the internal audit function. You can learn more about the committee’s responsibilities with respect to the independent auditors in the committee’s charter, which is attached as Exhibit B to this proxy statement.

The Audit Committee conducted its 2005 evaluation of PNC’s Independent Registered Public Accounting Firm, Deloitte & Touche LLP, at its meeting on February 15, 2005. Following that evaluation, the committee voted unanimously to select Deloitte & Touche LLP as PNC’s independent auditors for 2005, subject to shareholder ratification.

The Audit Committee presented its conclusions regarding the independent auditors to the Board of Directors on February 16, 2005. Following this presentation, the Board voted unanimously to recommend that shareholders vote to ratify the Audit Committee’s selection of Deloitte & Touche LLP as PNC’s independent auditors for 2005. Deloitte & Touche LLP has served as PNC’s independent auditors since 2002 and as noted above is an Independent Registered Public Accounting Firm.

The Audit Committee has adopted a policy that if a majority of the votes cast at the annual meeting are against ratification, the committee will reconsider its selection of Deloitte & Touche LLP. The committee will be under no obligation, however, to select new independent auditors. If the committee does select new independent auditors for 2005, shareholder ratification of the committee’s new selection will not be sought. The Board approved this policy on November 18, 2004.

The Board of Directors recommends a vote “FOR” the ratification of the Audit Committee’s selection of Deloitte & Touche LLP as independent auditors for 2005.

PNC CORPORATE GOVERNANCE AT A GLANCE

This checklist provides highlights of PNC’s corporate governance program. You can find details about these and other corporate governance policies and practices in the following sections of the proxy statement and in the corporate governance section of the “For Investors” page of our corporate website at www.pnc.com.

✓	Substantial majority of independent directors: 14 of our 16 directors are independent. Mr. Rohr is the only PNC officer on the Board and Mr. O’Brien, our retired Chairman, is the only other non-independent director

✓	Non-management directors meet in regularly scheduled executive sessions without management; independent directors meet in executive session at least quarterly without management

✓	Presiding Director (Mr. Usher) appointed, with Board-approved Statement of Responsibilities, including presiding at executive sessions of non-management and independent directors

✓	Shareholders can communicate directly with the Presiding Director or the non-management directors as a group

✓	Audit, Nominating and Governance, and Personnel and Compensation Committees are composed entirely of independent directors

✓	All regular committees have a written charter that is reviewed and reassessed annually and an independent director serving as chairman

✓	Audit Committee has two members designated as “audit committee financial experts”: Messrs. Kelson and Thieke (Chairman)

✓	Shareholder ratification of the Audit Committee’s selection of independent auditors (new for 2005)

✓	Audit Committee members can’t serve on more than three public company audit committees, including PNC’s Audit Committee

✓	Internal audit function, overseen by the General Auditor, who reports directly to the Audit Committee

✓	Personnel and Compensation Committee has retained an independent compensation consultant to provide the committee with advice and guidance on PNC’s executive compensation program

✓	PNC Corporate Governance Guidelines adopted and disclosed

✓	Annual self-evaluation process for the Board and each regular committee

✓	PNC Code of Business Conduct and Ethics for directors, officers, and employees adopted and disclosed

✓	Nominating and Governance Committee will consider director candidates recommended by shareholders

✓	Confidential shareholder voting

✓	Common stock purchase guideline for non-management directors

✓	Stock ownership guidelines for executive officers

CORPORATE GOVERNANCE AT PNC

This portion of the proxy statement contains information about a variety of our corporate governance policies and practices. In particular, you will find information about how we are complying with the New York Stock Exchange’s corporate governance rules approved by the Securities and Exchange Commission on November 4, 2003 and amended on November 3, 2004. The Exchange believes that its corporate governance rules will further the ability of honest and well-intentioned directors, officers, and employees to perform their functions effectively. We also discuss the functions of the Board’s Nominating and Governance Committee and communications between shareholders and our Board of Directors. The Securities and Exchange Commission intends that these disclosures will enhance the transparency of the operations of public company boards of directors.

We encourage you to visit the corporate governance section of the “For Investors” page of our corporate website at www.pnc.com for additional information about our Board and its committees and corporate governance at PNC. Additional information on these topics is also included in other sections of this proxy statement.

If you would like to have printed copies of the PNC Corporate Governance Guidelines, the PNC Code of Business Conduct and Ethics, or the charters of the Board’s Audit, Nominating and Governance, or Personnel and Compensation Committee (all of which are posted on our corporate website), please send your written request to: Corporate Secretary, The PNC Financial Services Group, Inc., One PNC Plaza-21st Floor, 249 Fifth Avenue, Pittsburgh, PA 15222-2707. We’ll provide the material at no cost to you.

Director Independence

Background. Because we are a company listed on the New York Stock Exchange, our Board of Directors must have a majority of independent directors. Under the Exchange’s corporate governance rules, no director qualifies as independent unless our Board affirmatively determines that the director has no “material relationship” with PNC. A director may have a material relationship with PNC directly or as a partner, shareholder, or officer of an organization that has a relationship with PNC. In particular, the Board may not find directors who have relationships covered by one of five bright-line independence tests established by the Exchange, as discussed below, to be independent.

We have a long history of maintaining a board of directors that has a majority of non-management directors. The New York Stock Exchange’s director independence requirements are designed to increase the quality of board oversight at listed companies and to lessen the possibility of damaging conflicts of interests. The Exchange’s corporate governance rules do not define every relationship that will be considered material for purposes of determining a director’s independence from our management. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others. As the concern is a director’s independence from our management, however, the Exchange does not view the ownership of even a significant amount of PNC stock, by itself, as a bar to an independence finding.

The New York Stock Exchange’s bright-line independence tests. The Exchange has adopted five bright-line independence tests for directors. Each of these tests describes a specific set of circumstances that will cause a director to be not independent from our management. For example, a director who is an employee of PNC, or whose immediate family member is an executive officer of PNC, is not independent until three years after the end of the employment relationship.

The four other bright-line independence tests address circumstances involving:

•	the receipt of more than $100,000 per year in direct compensation from PNC, except for certain permitted payments such as director fees;

•	relationships with PNC’s internal or external auditors;

•	interlocking directorates; and

•	business relationships involving companies that make payments to, or receive payments from, PNC above specified annual thresholds.

For more information about the Exchange’s bright-line director independence tests, including the Exchange’s commentary explaining the application of the tests, please go to the Exchange’s website at www.nyse.com/pdfs/section303A_final_rules.pdf.

Categorical standards of director independence adopted by our Board of Directors. The Exchange’s corporate governance rules permit a listed company’s board of directors to adopt categorical standards of director independence. Categorical standards permit a board of directors to determine in advance that specific categories of relationships between a listed company and a director do not, by themselves, render a director non-independent. Of course, categorical standards of independence can’t override the bright-line independence tests established by the New York Stock Exchange. Categorical standards are intended to assist a board in making determinations of independence. The Exchange recognizes that the adoption and disclosure of categorical standards provide investors with an adequate means of assessing the quality of a board’s independence and its independence determinations while avoiding the excessive disclosure of immaterial relationships.

Our Board, acting on the recommendation of its Nominating and Governance Committee, has adopted four categorical standards of independence. Our Board applied these standards in determining the independence of the persons nominated for election as directors at the annual meeting. These categorical standards, which are set forth in Exhibit A to this proxy statement, describe categories of relationships that our Board has determined are not material to its determinations of director independence.

The Board originally adopted categorical standards of independence on January 6, 2004. The Board amended these standards on January 19, 2005 on the recommendation of its Nominating and Governance Committee. The amendment was based on the New York Stock Exchange’s revised “bright-line” test for director independence that addresses a director’s relationship with the company’s internal or external auditor.

The categorical standards of independence generally provide, among other things, that ordinary course business relationships do not constitute material relationships. As amended, the categorical standards permit the provision of consulting, legal, or accounting services within ordinary course business relationships as long as two conditions are satisfied. First, the director or an immediate family member can’t personally provide the services to PNC as his or her primary client. Second, the director or immediate family member can’t be a partner, managing member, or principal of, or an executive officer with significant policy-making authority over, the firm providing the services to PNC.

As required by the Exchange’s corporate governance rules, we disclose below if all of a director’s relationships with us meet these categorical standards.

In certain limited cases, a director may have a relationship that is described by a categorical standard and a New York Stock Exchange bright-line independence test. In such a case, the bright-line test will determine whether the director’s relationship is a material relationship that prohibits a determination of independence by our Board.

The categorical standards of independence adopted by the Board may be further amended from time to time. The most current version of the categorical standards is posted on the corporate governance section of the “For Investors” page of our corporate website at www.pnc.com.

Independence determinations made by our Board. At its meeting on February 16, 2005, the Board made a determination as to the independence of each director, in accordance with the applicable New York Stock Exchange corporate governance rules. No director participated in the final determination of his or her own independence. All nominees for election as directors at the annual meeting are currently directors. In making these determinations, our Board relied in part on the findings and recommendations made by its Nominating and Governance Committee. The independence determinations shown below were based on the information known to our Board and its Nominating and Governance Committee as of February 16, 2005. Our Board and its Nominating and Governance Committee will consider information relevant to these independence determinations as it is brought to their attention.

•	Directors determined by our Board not to be independent. Our Board has determined that the following directors are not independent under the Exchange’s corporate governance rules: Messrs. Rohr and O’Brien.

•	Directors determined by our Board to be independent and who have or may have one or more relationships meeting the Board’s categorical standards of independence. Our Board has affirmatively determined that each of the following directors has no material relationship with PNC, either directly or as a partner, shareholder, or officer of an organization that has a relationship with PNC. Therefore, our Board has affirmatively determined that each of these directors is independent under the New York Stock Exchange’s corporate governance rules: Msses. Pepper and Steffes and Messrs. Chellgren, Clay, Cooper, Davidson, Kelson, Lindsay, Massaro, Strigl, Thieke, Usher, Washington, and Wehmeier. Each of these directors has or may have one or more relationships with PNC that meet the categorical standards of independence adopted by our Board.

Certain charitable contributions. To our knowledge, the aggregate grants and contributions made by us, our subsidiaries, and the PNC Foundation to any nonprofit or charitable organization for which a director served as an executive officer did not exceed the greater of $1 million or two percent of that organization’s consolidated gross revenues in any single fiscal year of the organization during the period 2002 through 2004.

Meetings Of Our Non-Management And Independent Directors

Our non-management directors have met and will continue to meet in regularly scheduled executive sessions without management present. “Non-management” directors include all directors who are not a PNC officer. Currently, Mr. Rohr is the only PNC officer serving on our Board. The non-management directors have designated Mr. Usher as the Board’s Presiding Director. Among other responsibilities, he presides at these sessions.

“Non-management” directors may include directors not employed by PNC whom our Board has determined not to be independent under the Exchange’s corporate governance rules. If our non- management directors include directors who are not independent, our independent directors will meet at least quarterly by themselves in executive session. Our Board has adopted a policy that our independent directors will meet by themselves at least quarterly, rather than the annual session required by the New York Stock Exchange rules. Currently, Mr. O’Brien is the only non-management director whom our Board has determined not to be independent. The Board’s Presiding Director also presides at these executive sessions.

Communicating With Our Directors

Shareholders or other interested parties wishing to communicate directly with the Presiding Director, our non-management directors as a group, the entire Board of Directors, or with any specific director may do so at any time by writing to the following address: Presiding Director, The PNC Financial Services Group, Inc. Board of Directors, P.O. Box 2705, Pittsburgh, PA 15230-2705.

Communications sent to this address will be delivered without being screened by our employees. Communications to the Board or to one or more specific directors that are sent to our offices will be handled in accordance with a collection and organization process approved by the Board’s independent directors. Such communications are subject to a screening process that will determine which communications will be relayed to directors. This screening process is described in the corporate governance section of the “For Investors” page of our corporate website at www.pnc.com.

Shareholders who wish to: (i) make a nomination for the election of a director; (ii) submit proposals to be considered for inclusion in our 2006 proxy materials; or (iii) make a proposal for action at an annual meeting of shareholders, should follow the instructions given later in this section of the proxy statement.

Our Board, acting on the recommendation of its Nominating and Governance Committee, has adopted a policy that strongly encourages each director to attend the annual meeting in person, if possible in light of surrounding circumstances. Each director is reminded of this policy in advance of the date of the annual meeting. Twelve directors attended PNC’s 2004 annual meeting of shareholders.

Our Director Nomination Process

The Board’s Nominating and Governance Committee. Our Board has a standing Nominating and Governance Committee that has a written charter approved by the Board. The committee’s purpose is to assist our Board in promoting the best interests of PNC and its shareholders through the implementation of sound corporate governance principles and practices. A copy of the committee’s current charter, which is reviewed and reassessed by the committee annually, is posted on the corporate governance section of the “For Investors” page of our corporate website at www.pnc.com and is available in print to any shareholder who requests a copy by writing to our Corporate Secretary at the address given on page 9.

The Board’s current Nominating and Governance Committee is composed entirely of independent directors. When our Board holds its organization meeting on April 26, 2005, following the annual meeting, only independent directors will be appointed to the Nominating and Governance Committee. The committee is presently composed of Ms. Steffes and Messrs. Usher (Chairman), Clay, Massaro, and Wehmeier.

The Nominating and Governance Committee’s responsibilities include assisting the Board by identifying individuals qualified to become Board members, consistent with criteria approved by the

Board, and recommending to the Board of Directors nominees for election at the next annual meeting of shareholders. The committee may also recommend that our Board appoint qualified individuals as directors between annual meetings of shareholders.

Candidates recommended by a shareholder. The Nominating and Governance Committee has adopted a policy that formalizes its long-standing practice of considering any director candidate recommended by a shareholder in good faith.

The Nominating and Governance Committee will not consider a candidate recommended by you unless you follow these procedures in submitting the recommendation. Your recommendations with respect to the 2006 annual meeting of shareholders must be submitted in writing no later than November 24, 2005 to: Corporate Secretary, The PNC Financial Services Group, Inc., One PNC Plaza-21st Floor, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707. Please provide the name, age, citizenship, business and residence addresses, qualifications, including principal occupation or employment, and directorships and other positions held by the proposed nominee in business, charitable, and community organizations. You must also provide information concerning:

•	any commercial, industrial, banking, consulting, legal, accounting, charitable, familial, or other relationships involving the proposed nominee and us or our subsidiaries that may be relevant in determining whether your nominee is independent of our management and eligible to serve on the Board’s Audit, Nominating and Governance, and Personnel and Compensation Committees, under the rules of the Securities and Exchange Commission and the New York Stock Exchange, and for the Personnel and Compensation Committee, under Section 162(m) of the Internal Revenue Code; and

•	the educational, professional, and employment-related background and experience of your nominee, together with any other facts and circumstances that may be relevant in determining whether your nominee is an “audit committee financial expert” under the rules of the Securities and Exchange Commission.

The committee will not consider any candidate with an obvious impediment to serving as one of our directors.

How candidates for our Board are identified and evaluated. The Nominating and Governance Committee identifies individuals qualified to become Board members consistent with criteria approved by our Board of Directors, on the recommendation of the Nominating and Governance Committee. These criteria include:

•	a sustained record of high achievement in financial services, business, industry, government, academia, the professions, or civic, charitable, or non-profit organizations;

•	manifest competence and integrity;

•	a strong commitment to the ethical and diligent pursuit of shareholders’ best interests;

•	the strength of character necessary to challenge management’s recommendations and actions when appropriate and to confirm the adequacy and completeness of management’s responses to such challenges to his or her satisfaction;

•	our Board’s strong desire to maintain its diversity in terms of race and gender; and

•	personal qualities that will help to sustain an atmosphere of mutual respect and collegiality among the members of our Board.

The Nominating and Governance Committee has identified the following specific qualities or skills as being necessary for one or more of our directors to possess:

•	a majority of our directors must satisfy the independence standards established by the New York Stock Exchange;

•	enough independent directors must be financially literate and have accounting or related financial management expertise so that the current and anticipated membership needs of the Audit Committee can be satisfied;

•	directors are expected to gain a sound understanding of our strategic vision, our mix of businesses, and our approach to regulatory relations and risk management; and

•	the Board as a whole must possess a mix of qualities and skills adequate to address the risk factors to which we are subject.

When the Nominating and Governance Committee evaluates our current directors for possible nomination for reelection at our annual meeting, the committee considers all of the factors listed above. In addition, the committee considers:

•	meeting attendance and participation; and

•	the value of the director’s contributions to the effectiveness of our Board and its committees.

At this time, the Nominating and Governance Committee has decided not to adopt specific, minimum qualifications that must be met by a committee-recommended nominee for the Board, but may do so in the future.

The current practice of the Nominating and Governance Committee is to identify potential director nominees through a variety of sources. The committee considers recommendations made by current or former directors or members of executive management. When appropriate, the committee may retain search firms to identify director candidates. No such search firm is currently retained by the committee. Potential candidates also may be identified through contacts in the business, civic, academic, legal, and non-profit communities. Potential candidates may be informally approached by the chairman of the Board or the chairman of the Nominating and Governance Committee to determine their interest in joining our Board.

Each nominee for director is evaluated initially by the Nominating and Governance Committee at a meeting of the committee. The committee considers all relevant information then available about the candidate in light of the Board’s approved criteria for persons qualified to become directors and the Board’s current and anticipated needs in terms of diversity, specific qualities or skills, experience, or background.

If the committee declines to recommend a candidate for election or appointment to our Board, no further action is taken, but the committee’s decision is reported to the Board by the committee chairman at our Board’s next regular meeting. If the candidate has been recommended by a shareholder, the committee’s secretary will send a letter to the shareholder informing him or her of the committee’s decision and the date of the meeting at which the committee considered the candidate.

If the committee decides to recommend a candidate to our Board as a nominee for election at an annual meeting of shareholders or for appointment by our Board, the committee chairman reports the committee’s decision to our Board at its next meeting. In advance of that meeting, each of the other directors is provided with the same biographical and other background information about the candidate that was considered by the Nominating and Governance Committee.

After discussion and questions, the entire Board votes on whether to nominate the candidate for election or appoint the candidate to the Board. If our Board’s discussion has raised issues that require additional facts or deliberation, the Board’s vote may be postponed until a future meeting.

Successful candidates are informed of the Board’s decision and invited to become a director, or stand for election as a director, by the chairman of the Board and the chairman of the Nominating and Governance Committee, jointly acting on behalf of our entire Board of Directors.

Under its current practices, there are no differences in how the Nominating and Governance Committee evaluates a nominee for director based on whether the nominee is recommended by the committee or by a shareholder.

The Personnel And Compensation Committee

Our Board has a standing Personnel and Compensation Committee that has a written charter approved by the Board. A copy of the Personnel and Compensation Committee’s charter, which is reviewed and reassessed by the committee annually, is posted on the corporate governance section of the “For Investors” page of our corporate website at www.pnc.com and is available in print to any shareholder who requests a copy by writing to our Corporate Secretary at the address given on page 9. The New York Stock Exchange’s corporate governance rules require that the Personnel and Compensation Committee be composed entirely of directors who are independent under the Exchange’s independence standards. Our current Personnel and Compensation Committee is composed entirely of independent directors. The committee’s members also satisfy the independence standards established by applicable federal income tax and securities laws. When the Board holds its organization meeting on April 26, 2005, following the annual meeting, only independent directors will be appointed to the Personnel and Compensation Committee.

The Personnel and Compensation Committee’s purpose is to discharge our Board’s oversight responsibilities relating to the compensation of our executive officers and other specified responsibilities related to personnel and compensation matters affecting PNC. The committee has direct responsibility for evaluating and for approving or recommending for approval by our Board or our shareholders executive officer benefit, bonus, incentive compensation, severance, equity-based or other compensation plans, policies and programs. The committee is also responsible for producing an annual report on executive compensation for our proxy statement and for reviewing and evaluating the development of an executive management succession plan. The committee’s report on executive compensation for fiscal year 2004 begins on page 29 of this proxy statement. The committee is currently composed of Messrs. Strigl (Chairman), Chellgren, Massaro, Usher, and Washington.

The Audit Committee

Our Board has a standing Audit Committee that satisfies the requirements of Securities and Exchange Commission Rule 10A-3. Rule 10A-3 establishes listing standards relating to audit committees in the following areas:

•	the independence of audit committee members;

•	the audit committee’s responsibility to select and oversee the company’s independent auditors;

•	procedures for handling complaints regarding the company’s accounting practices;

•	the authority of the audit committee to engage advisors; and

•	funding for payment of the independent auditors and any outside advisors engaged by the audit committee and for the payment of the ordinary administrative expenses of the committee.

The Audit Committee is governed by a written charter approved by our Board of Directors. A copy of that charter, as approved and amended by our Board on February 16, 2005, is included as Exhibit B to this proxy statement. A copy of the committee’s current charter is also posted on the corporate governance section of the “For Investors” page of our corporate website at www.pnc.com.

The Audit Committee’s primary purposes are to:

•	Provide assistance to the Board by: (1) monitoring the integrity of our consolidated financial statements, (2) monitoring compliance with legal and regulatory requirements and with our Code of Business Conduct and Ethics, (3) evaluating and monitoring the independent auditors’ qualifications and independence, and (4) evaluating and monitoring the performance of our internal audit function and independent auditors; and

•	Prepare the report required by the rules of the Securities and Exchange Commission to be included in our annual proxy statement. The Committee’s report is on page 53.

The committee, in its capacity as a Board committee, is directly responsible for the appointment, compensation, and oversight of the work of our independent auditors (including the resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The committee is also responsible for approving all audit engagement fees and terms, as well as all permitted non-audit engagements with the independent auditors. The committee preapproves all auditing services and permitted non-audit services to be performed for PNC by the independent auditors and considers whether the provision of non-audit services is compatible with maintaining the auditors’ independence. The Audit Committee’s procedures for the preapproval of audit and permitted non-audit services are described beginning on page 50. The independent auditors report directly to the committee. Our General Auditor also reports directly to the committee, which is responsible for preparing his or her performance evaluation and reviewing his or her compensation.

The Audit Committee is currently composed of Messrs. Thieke (Chairman), Cooper, Davidson, Kelson, and Lindsay. Each committee member is independent, as defined in the New York Stock Exchange listing standards. When our Board holds its organization meeting on April 26, 2005, following the annual meeting, only independent directors will be appointed to the Audit Committee. Acting on the recommendation of the Nominating and Governance Committee, the Board of Directors has determined that each of Messrs. Kelson and Thieke is an “audit committee financial expert,” as that term is defined in the Securities and Exchange Commission’s rules. The committee regularly holds separate sessions with our management, internal auditors, and independent auditors.

PNC’s Corporate Governance Guidelines, which are discussed in the next section of this proxy statement, limit the number of public company audit committees on which Audit Committee members can serve to three, including PNC’s Audit Committee. This limitation was adopted in recognition of the committee’s demanding role and responsibilities and the time commitment required of committee members.

Our Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines that address these key corporate governance subjects, among others:

•	director qualification standards;

•	director responsibilities;

•	director access to management and independent advisors;

•	director compensation;

•	director orientation and continuing education;

•	management succession; and

•	an annual performance evaluation of the Board.

PNC’s Corporate Governance Guidelines are posted on the corporate governance section of the “For Investors” page of our corporate website at www.pnc.com and are available in print to any shareholder who requests a copy by writing to our Corporate Secretary at the address given on page 9.

Our Code Of Business Conduct And Ethics

Our Board of Directors, acting on the recommendation of its Audit Committee, has adopted a Code of Business Conduct and Ethics for our directors, officers, and employees. The Board intends that this Code satisfy the requirements of the Securities and Exchange Commission rules for a code of ethics that applies to our chief executive officer and senior financial officers. The Code requires that any exception to any provision of the Code for directors or executive officers must be submitted for approval to the Board’s Audit Committee. Such exceptions will be publicly disclosed as required by law or the rules of the New York Stock Exchange.

The Code also contains compliance standards and procedures that are designed to facilitate the effective operation of the Code.

Our Code of Business Conduct and Ethics addresses these important topics, among others:

•	conflicts of interest;

•	corporate opportunities;

•	confidentiality of information;

•	fair dealing;

•	protection and proper use of our assets;

•	compliance with laws, rules, and regulations (including insider trading laws); and

•	encouraging the reporting of any illegal or unethical behavior.

A copy of our Code of Business Conduct and Ethics is posted on the corporate governance section of the “For Investors” page of our corporate website at www.pnc.com and is available in print to any shareholder who requests a copy by writing to our Corporate Secretary at the address given on page 9.

Shareholder Proposals And Nominations

Eligible shareholders may submit proposals to be considered for inclusion in our 2006 proxy materials for the 2006 annual meeting of shareholders if they do so in accordance with the applicable Securities and Exchange Commission rules. Your proposal must be in writing and received by the Corporate Secretary at our principal executive offices no later than November 24, 2005, in order to be considered for inclusion in our 2006 proxy materials. For information on how to submit the name of a person to be considered by the Nominating and Governance Committee for possible nomination as a director, please see the discussion of our director nomination process earlier in this section.

Director nominations and proposals for action at an annual meeting of shareholders may be made otherwise only: (i) pursuant to our notice of such meeting; (ii) by the presiding officer; (iii) by or at the direction of a majority of the Board of Directors; or (iv) by one or more shareholders in accordance with the applicable rules of the Securities and Exchange Commission and the governing provisions of our By-Laws.

A shareholder may make a nomination for election of a director or a proposal for action at an annual meeting only if written notice is received by the Corporate Secretary at our principal executive offices not later than: (i) 90 days prior to the annual meeting (which, for the 2006 annual meeting, would mean no later than January 25, 2006, if the annual meeting is held on April 25, 2006, unless a different date for such notice has been stated in our most recent proxy materials distributed to shareholders); or (ii) if the annual meeting is to be held on a date other than the fourth Tuesday in April, the close of business on the tenth day following the first public disclosure of the meeting date. Public disclosure of the date of any annual meeting may be made in a filing with the Securities and Exchange Commission, in any notice we give to the New York Stock Exchange, or in a news release reported by any national news service.

Your notice must include: (i) your name and address and the class and number of shares of PNC stock that are owned of record and beneficially by you and any beneficial owner you are acting for; and (ii) a representation that you are a beneficial owner of PNC stock entitled to vote at such meeting and that you intend to be present at the meeting in person or by proxy to make your nomination or proposal.

Your notice of nomination for the election of a director must also include:

•	the name and address of the person to be nominated;

•	a description of all arrangements or understandings between you and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by you;

•	such other information regarding the nominee as would be required to be included in proxy materials had the nominee been nominated by our Board; and

•	the written consent of the nominee to serve as a PNC director, if elected.

Your notice of a proposal for action at an annual meeting must also include a brief description of the proposal, your reasons for making the proposal, and any direct or indirect interest of you, or any person on whose behalf you are acting, in making the proposal.

If our Corporate Secretary receives timely notice of a shareholder proposal that complies with the governing By-Law provisions and if the proposal is properly presented at the 2006 annual meeting of shareholders, the proxies appointed by us may exercise discretionary authority in voting on the proposal. Our proxy statement for the meeting, however, must advise shareholders of the nature of the proposal and how our proxies intend to vote on the proposal. The proxies may not exercise discretionary authority in voting on your proposal if you satisfy certain requirements, including the mailing of a separate proxy statement to our shareholders.

The presiding officer of the meeting may refuse to permit any nomination for the election of a director or proposal to be made at an annual meeting if you haven’t complied with all of the governing By-Law procedures, including the required notice to our Corporate Secretary. If we receive a shareholder proposal after the required notice date but the presiding officer of the meeting nevertheless permits such proposal to be made at the 2006 annual meeting of shareholders, our proxies may exercise discretionary authority when voting on the proposal.

You should direct your questions about these requirements, or the notices we require, to: Corporate Secretary, The PNC Financial Services Group, Inc., One PNC Plaza-21st Floor, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707.

Confidential Voting

Our Board has adopted a policy that all proxies, ballots, voting instructions from employee benefit plan participants, and voting tabulations that identify the particular vote of a shareholder or benefit plan participant be kept permanently confidential and not be disclosed to our directors, officers, or employees except:

•	as necessary to meet legal requirements or to pursue or defend legal actions;

•	to allow the Judge of Election to certify the results of the vote;

•	when expressly requested by a shareholder or benefit plan participant; or

•	in the event of a contested proxy solicitation.

Our independent vote tabulator and Judge of Election for the 2005 annual meeting has confirmed that its procedures will be consistent with this policy.

Our Common Stock Purchase Guideline For Non-Management Directors

Our Board has adopted a common stock purchase guideline providing that each non-management director must annually purchase or otherwise acquire PNC common stock or phantom common stock in an amount at least equal to twenty-five percent of the annual retainer fee then in effect. This required purchase amount currently equals $10,000. A director may satisfy this guideline through open market purchases, participation in our Dividend Reinvestment and Stock Purchase Plan, or investments in phantom shares of common stock in the Directors Deferred Compensation Plan. Any non-management director who holds at least 5,000 shares of PNC common stock and/or phantom common stock units as of the last business day of the preceding calendar year is not subject to this guideline. Each non-management director subject to the guideline has complied, or has committed to comply, with it.

Our Stock Ownership Guidelines For Executive Officers

Our executive officers historically have held a significant portion of their personal wealth in the form of PNC stock and phantom stock units. To reinforce the importance of aligning the financial interests of our executives and shareholders, the Personnel and Compensation Committee has approved minimum stock ownership guidelines for PNC’s executive officers and the members of its Corporate Executive Group. The guidelines are expressed in terms of the aggregate value of PNC equity interests as a multiple of the officer’s base salary, as follows:

Officer	Stock Ownership Guideline
Chief Executive Officer	5 x base salary
President	4 x base salary
Corporate Executive Group	3 x base salary
Certain other officers	1 x base salary

Equity interests that count toward satisfaction of the ownership guidelines include:

•	shares owned outright by the officer, or his or her spouse and dependent children;

•	restricted shares subject to vesting requirements;

•	shares held in our Incentive Savings Plan; and

•	phantom common stock units held in our Deferred Compensation Plan or Supplemental Incentive Savings Plan.

Newly-hired or promoted executives who are subject to the stock ownership guidelines have up to four years to meet the applicable guideline. An executive who fails to meet the ownership guidelines may have his or her future long-term incentive awards reduced, depending upon circumstances.

The Personnel and Compensation Committee monitors executive officers’ compliance with the stock ownership guidelines. At its meeting held on November 17, 2004 the committee confirmed that all executive officers meet or exceed the applicable guideline.

This table shows the membership, chairperson, and number of meetings for the Board and its committees during 2004. In 2004, each director attended at least 75% of the combined total number of meetings of the Board and all committees on which the director served.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

2004 Meetings

Director	Board	Audit	Credit	Executive	Finance	Nominating & Governance	Operations & Technology	Personnel & Compensation
Paul W. Chellgren	X			X	C			X
Robert N. Clay	X				X	X
J. Gary Cooper	X	X	X
George A. Davidson, Jr.	X	X	C	X
Richard B. Kelson	X	X†			X
Bruce C. Lindsay	X	X	X				X
Anthony A. Massaro	X				X	X		X
Thomas H. O’Brien	X				X
Jane G. Pepper	X		X				X
James E. Rohr	C		X	X			X
Lorene K. Steffes	X		X	X		X	C
Dennis F. Strigl	X			X			X	C
Stephen G. Thieke	X	C†		X	X
Thomas J. Usher	X			C		C		X
Milton A. Washington	X		X					X
Helge H. Wehmeier	X					X	X
Number of Meetings in 2004	11	16	4	2	6	7	4	6

X - Member
C - Chairperson
† - Designated as Audit Committee Financial Expert

Other Board Committees

Our Board of Directors has six standing committees: an Audit Committee (please see discussion at pages 15-16); a Credit Committee; an Executive Committee; a Finance Committee; a Nominating and Governance Committee (please see discussion at pages 12-13); and a Personnel and Compensation Committee (please see discussion at page 15). The Board has also established an Operations and Technology Committee and is authorized under the By-Laws to establish other committees. Each committee operates under a written charter adopted by the Board of Directors that is reviewed and reassessed by the committee annually. Each committee is authorized to form and delegate authority to subcommittees of one or more committee members when appropriate. Under certain circumstances, a subcommittee member’s attendance at a subcommittee meeting will excuse him or her from attending the next regularly scheduled committee meeting. The descriptions in this proxy statement of the functions performed by the committees of our Board are necessarily general in nature. These descriptions are qualified by reference to a committee’s charter or the relevant By-Law provisions.

The Credit Committee’s purpose is to provide oversight of credit risk within the lending and credit-related activities of PNC.

The Executive Committee’s purpose is to provide an efficient means of considering such matters and taking such actions (including those related to merger and acquisition activities) as may require the attention of the Board or the exercise of the Board’s powers or authority in the intervals between meetings of the Board.

The Finance Committee’s purpose is to provide oversight of:

•	the risk management process and internal control structure relating to the interest rate and liquidity risks of PNC;

•	PNC’s trading activities;

•	PNC’s capital management activities;

•	the fiduciary activities of PNC’s subsidiaries, including its principal banking subsidiary;

•	the activities of the Pension Plan Committee, the Retirement Savings Plan Committee, and the Incentive Savings Plan Committee;

•	PNC’s equity and instruments which qualify as regulatory capital, and risks associated with valuation adjustments of such investments in the financial markets; and

•	such other matters relating to the financial management of PNC as the committee deems appropriate or necessary from time to time.

The Operations and Technology Committee’s purpose is to provide oversight of PNC’s operations, operational risk management, technology risk management, and information technology and security activities.

Compensation Of Directors

Mr. Rohr receives no additional compensation for serving as a PNC director. All other directors are paid under compensation schedules approved by the Nominating and Governance Committee. The committee reviews the directors’ compensation schedules annually, with the help of a nationally recognized compensation consultant. If a director performs extraordinary service, the Nominating and Governance Committee may approve special compensation for the director.

The elements of the current directors’ compensation program are explained below. The Nominating and Governance Committee will conduct its annual compensation review on April 26, 2005 after the annual meeting. The committee may decide to revise the schedules shown below at that meeting or at another meeting.

Annual Retainer Schedule

Retainer for each director	$40,000
Committee chairman’s retainer, for each committee chaired	$10,000
Presiding Director’s retainer	$10,000

Meeting Fee Schedule

Each Board meeting, except quarterly telephonic dividend meetings	$1,500
Each quarterly telephonic dividend meeting	$750
For each of the first six meetings held annually by each committee or subcommittee on which the director serves	$1,500
For the seventh and each succeeding meeting held annually by each committee or subcommittee on which the director serves	$2,000

2004 Equity-Based Grants

Value of January 2, 2004 annual grant of PNC common stock under the 1992 Director Share Incentive Plan	$5,013
Number of non-statutory stock options granted on April 27, 2004 under the 1997 Long-Term Incentive Award Plan with an exercise price of $53.02, a one-year vesting period, and an expiration date of April 27, 2014	2,000
Value of 1,000 deferred stock units awarded to each director’s account under the Outside Directors Deferred Stock Unit Plan as of April 27, 2004	$52,750

Deferred Compensation Plans

Our non-management directors are eligible to participate in the two deferred compensation plans described in this table:

Directors Deferred Compensation Plan	Outside Directors Deferred Stock Unit Plan
• Voluntary deferral of retainers and meeting fees	• No voluntary deferrals by directors; Nominating and Governance Committee makes awards of deferred stock units

• Minimum annual deferral of $10,000

• Can choose investment in interest rate alternative or phantom shares of PNC common stock	• Deferred stock unit is a phantom share of PNC common stock; no investment alternatives are offered

• Director chooses payout date and beneficiary	• Director chooses beneficiary and payout date, which generally can’t be before retirement from Board or age 70

• Each phantom share tracks the value of a share of PNC common stock and receives deemed dividends, but has no voting rights	• Each deferred stock unit tracks the value of a share of PNC common stock and receives deemed dividends, but has no voting rights

• Distributions from plan made only in cash	• Distributions from plan made only in cash

Other Director Benefits

Our directors are generally entitled to the following benefits:

•	Directors may choose to participate in the PNC Directors Charitable Matching Gift Program. A director’s personal gifts to qualifying charities are matched up to an aggregate limit of $5,000 per year. Mr. Rohr is not eligible to participate in this charitable matching gift program; however, he is eligible to participate in a PNC employee charitable matching gift program that currently has an annual aggregate limit of $2,500.

•	We pay for various insurance policies that protect directors and their families from personal loss connected with Board service.

•	We pay our directors’ travel, lodging, meal, and other expenses connected with their Board service.

•	Directors may also receive incidental benefits because they serve on our Board. These benefits include: holiday gifts; tickets to sports, cultural, social, and other events; and travel on corporate aircraft for personal purposes in very limited circumstances, such as a family emergency or when a seat is available on a trip already planned by one of our officers.

In addition, Mr. O’Brien receives other benefits and compensation. Mr. O’Brien, the retired chairman of PNC’s Board of Directors, retired as a PNC employee on April 30, 2000 and relinquished the position of chief executive officer. Mr. O’Brien relinquished the position of chairman on May 1, 2001. As a retired chief executive officer of PNC, certain benefits were made available to Mr. O’Brien during 2004. These benefits included: office space and secretarial services; parking space at PNC’s headquarters building; the payment of net premiums in connection with PNC’s Key Executive Equity Plan, a split-dollar insurance arrangement; and reimbursement for certain tax liabilities. The 2004 net premiums paid by PNC in connection with the Key Executive Equity Plan on behalf of Mr. O’Brien were $208,212. During 2004, Mr. O’Brien received reimbursement for income tax liabilities related to PNC’s payment of these premiums in the amount of $89,234.

For services provided on or after May 1, 2000, as a member of PNC’s Board of Directors, Mr. O’Brien is compensated on the same basis as other non-employee directors. In addition, during 2004 Mr. O’Brien received compensation as a director of BlackRock, Inc., a majority-owned investment management subsidiary of PNC that is listed on the New York Stock Exchange under the symbol “BLK.” Mr. O’Brien received shares of BlackRock class A common stock (and cash in lieu of fractional shares) having an aggregate value of $77,734 in lieu of the cash compensation otherwise payable to him by BlackRock. During 2004, Mr. O’Brien also served on the Investment Committee of PNC Equity Management Corp, a subsidiary of PNC. For that service, Mr. O’Brien receives $6,250 per calendar quarter.

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES, AND EXECUTIVE OFFICERS

The following table, under the caption “Common Stock Ownership,” sets forth information concerning beneficial ownership of common stock as of February 28, 2005 by each director and nominee for election as a director, each of the executive officers named in the Summary Compensation Table on page 40, and all directors, nominees and executive officers as a group. Except as otherwise noted, each individual exercises sole voting and investment power over the shares of common stock shown. The column captioned “Common Stock Unit Ownership” shows phantom or deferred common stock units owned by the individual or group through the compensation or benefit plan identified in the corresponding footnote. The information in this column is not required by the rules of the Securities and Exchange Commission because the common stock units can be settled only in cash and carry no voting rights. Nevertheless, we believe that this information provides a more complete picture of the financial stake that our directors and executive officers have in PNC.

The number of shares of common stock shown in the Common Stock Ownership table as beneficially owned by each director and executive officer is determined pursuant to the rules of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of the Common Stock Ownership table, beneficial ownership includes any shares of common stock as to which the individual has sole or shared voting power or investment power. Also included are any shares of common stock that the individual has the right to acquire within 60 days of February 28, 2005, through the exercise of any option, warrant, or right.

Name	Common Stock Ownership*	(Amount and Nature of Beneficial Ownership)	Common Stock Unit Ownership
Paul W. Chellgren	20,860	(1)(2)	21,106	(a)(b)
Robert N. Clay	21,903	(2)	15,307	(a)(b)
J. Gary Cooper	4,301	(3)	2,602	(a)(b)
George A. Davidson, Jr.	23,680	(2)	9,775	(a)
William S. Demchak	290,432	(4)(5)(10)	50,205	(c)(d)
Joseph C. Guyaux	611,126	(4)(5)(6)	1,355	(d)
Richard B. Kelson	4,296	(3)	5,805	(a)(b)
Bruce C. Lindsay	19,149	(2)	7,652	(a)(b)
Anthony A. Massaro	5,466	(3)(7)	3,927	(a)(b)
Thomas H. O’Brien	558,894	(2)(4)(5)(8)	42,300	(a)(d)
Jane G. Pepper	14,512	(2)	6,403	(a)(b)
James E. Rohr	1,541,228	(4)(5)(9)	72,355	(c)(d)
Timothy G. Shack	451,534	(4)(10)	5,815	(c)
Lorene K. Steffes	13,713	(2)(10)	4,547	(a)(b)
Dennis F. Strigl	13,386	(2)	7,315	(a)(b)
Stephen G. Thieke	5,310	(3)(10)	2,466	(a)(b)
Thomas J. Usher	18,811	(2)(10)	15,924	(a)(b)
Milton A. Washington	34,046	(2)	12,866	(a)(b)
Helge H. Wehmeier	23,053	(2)	14,634	(a)(b)
Thomas K. Whitford	387,782	(4)(5)(10)	13,100	(c)(d)
Directors, nominees, and executive officers as a group (26 persons)*/**	4,880,970	(1)(2)(3)(4)(5)(6)(7)(8)(9)(10)(11)(12)	328,686	(a)(b)(c)(d)

*	As of February 28, 2005, there were 282,985,715 shares of PNC common stock issued and outstanding. The number of shares of common stock held by each individual is less than 1% of the outstanding shares of common stock; the total number of shares of common stock held by the group is approximately 1.7% of the class. These percentages were calculated by adding shares subject to employee or non-employee director stock options to the foregoing number if the options were either exercisable as of February 28, 2005 or exercisable within 60 days of that date. No director, nominee or executive officer beneficially owns shares of PNC preferred stock of the Corporation.

**	Certain of the directors and executive officers also own shares of BlackRock class A common stock. The number of such shares beneficially owned by individuals listed in the Security Ownership table are as follows: Ms. Pepper (1,000); and Messrs. Clay (7,500); Davidson (10,000); O’Brien (16,001); Rohr (5,000); Washington (10,000); and Wehmeier (4,895). Of the 7,500 shares held by Mr. Clay, 2,500 are held indirectly by him as a trustee. The total number of such shares owned by directors and executive officers as a group (eight persons) is 64,396. The number of shares of BlackRock class A common stock held by each individual is less than 1% of the outstanding shares as of February 28, 2005; the total number of such shares held by the group is also less than 1% of the class.

Footnotes To Common Stock Ownership Column

(1)	Includes shares held in the PNC Bank Kentucky, Inc. Directors Deferred Compensation Plan.

(2)	Includes 12,000 shares subject to non-employee director nonstatutory stock options exercisable within 60 days of February 28, 2005.

(3)	Includes 4,000 shares subject to non-employee director nonstatutory stock options exercisable within 60 days of February 28, 2005.

(4)	Includes shares subject to employee nonstatutory stock options held by Mr. O’Brien and the executive officers and either exercisable as of February 28, 2005, or exercisable within 60 days of that date. The shares subject to such options are as follows: Messrs. O’Brien (264,250 shares); Rohr (1,103,419 shares); Guyaux (466,813 shares); Demchak (164,998 shares); Shack (321,437 shares); and Whitford (264,971 shares). The aggregate number of shares subject to such options for the remaining six executive officers is 623,802. In the case of Messrs. Rohr, Guyaux, Shack, Whitford and three of the remaining seven executive officers, the share numbers include restricted shares of common stock awarded on February 16, 2005, as part of their 2004 annual incentive award.

(5)	Includes shares held in PNC’s Incentive Savings Plan, a qualified defined contribution plan.

(6)	Includes 16 shares held indirectly as custodian for grandchild.

(7)	Includes 170 shares owned indirectly by spouse, as to which the individual disclaims beneficial ownership; also includes 1,000 shares held in a family limited partnership.

(8)	Includes 1,000 shares owned by spouse, as to which the individual disclaims beneficial ownership; also includes 300 shares held indirectly as the executor of an estate.

(9)	Includes 443 shares held indirectly as custodian for daughter; 58,200 shares owned by spouse; and 9,055 shares held as assets of a grantor retained annuity trust.

(10)	Includes shares held jointly with spouse.

(11)	Includes, for the fifteen non-employee directors, an aggregate total of 148,000 shares subject to nonstatutory stock options exercisable within 60 days of February 28, 2005.

(12)	Includes, for an executive officer not named in the table, ten shares held indirectly as custodian for son, and six shares held indirectly by the executive officer’s spouse as custodian for daughter, as to which six shares the individual disclaims beneficial ownership.

Footnotes To Common Stock Unit Ownership Column

(a)	Includes phantom common stock units credited to an account established under the Outside Directors Deferred Stock Unit Plan.

(b)	Includes phantom common stock units credited to an account established under the Directors Deferred Compensation Plan.

(c)	Includes phantom common stock units credited to an account established under PNC’s Deferred Compensation Plan. In the case of Mr. Demchak and two other executive officers, includes restricted phantom common stock units from the deferral of the 2004 annual incentives awarded on February 16, 2005.

(d)	Includes phantom common stock units held in PNC’s Supplemental Incentive Savings Plan, a non-qualified excess defined contribution plan.

Security Ownership Of Certain Beneficial Owners

As of March 4, 2005, based solely on Schedules 13D and 13G filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, we are not aware of any person who owns more than five percent of our common stock.

TRANSACTIONS INVOLVING DIRECTORS AND EXECUTIVE OFFICERS

Certain directors, executive officers, and/or their associates were customers of and had transactions with us or our subsidiaries during 2004. Transactions that involved loans or commitments by subsidiary banks were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These loans did not involve more than the normal risk of collectibility or present other unfavorable features.

Family Relationships

There is no family relationship as defined in the Securities and Exchange Commission’s rules between any executive officer or director and any other executive officer or director. Family relationships exist between certain of PNC’s executive officers or directors and some of the approximately 24,000 employees of PNC and its various subsidiaries. These employees participate in compensation and incentive plans or arrangements on the same basis as other similarly situated employees. Specific information concerning the compensation paid during 2004 to certain of these employees is provided below.

Norma Hajduk, a Senior Vice President and National Sales Manager of PNC Investments LLC, a subsidiary of PNC Bank, National Association, is the sister of Timothy G. Shack, Executive Vice President and Chief Information Officer of PNC. Ms. Hajduk’s current base salary is $180,000 and for 2004 she received a bonus of $135,300. During 2004, Ms. Hajduk was granted 900 nonstatutory stock options and was awarded 720 restricted shares of PNC common stock.

Cheryl Kraft, a Vice President and program operations manager in Regional Community Banking, is the sister-in-law of Joseph C. Guyaux, President of PNC. In 2004, Ms. Kraft received salary of $66,164.

Thomas H. O’Brien, Jr. was a Vice President and senior investment associate of PNC Equity Management Corp, a PNC subsidiary engaged in private equity activities, until June 5, 2004, the effective date of his resignation. Mr. O’Brien is the son of Thomas H. O’Brien, a director and retired

Chairman of PNC. In 2004, Mr. O’Brien, Jr. received salary of $50,091 in addition to the incentives described below. Although Mr. O’Brien, Jr. is no longer an employee, he continues to be a participant in two plans pursuant to which employees invest indirectly in the general partners of two investment partnerships that PNC Equity Management Corp has established. Participants share in the investment returns, profits and, in one case, fees earned by those general partners. These programs were implemented beginning in 1999 and generally contain features found in similar plans at other financial services firms. Mr. O’Brien, Jr. has committed to contribute an aggregate of $116,655 under the investment plans (of which 60% had been invested as of December 31, 2004). Mr. O’Brien, Jr. received aggregate cash distributions of $117,320 during 2004 pursuant to such plans, of which $9,296 is being held in escrow and will be distributed to him if the conditions specified in the escrow agreement are satisfied.

Adam M. Shack, an Analyst for Compass Capital, Inc., is the son of Timothy G. Shack, Executive Vice President and Chief Information Officer of PNC. Compass Capital is an affiliate of BlackRock, Inc., our majority-owned, publicly-traded investment management subsidiary. For 2004, Mr. Shack received salary and commissions of $77,540 from Compass Capital.

Jeffrey Troutman, a Senior Vice President and a sales manager for PNC’s Treasury Management business, is the son-in-law of Thomas H. O’Brien, a director and retired Chairman of PNC. For 2004, Mr. Troutman received salary of $112,942, bonuses totaling $127,828, and 140 restricted shares of PNC common stock.

Indemnification And Advancement Of Costs

Pursuant to our By-Laws, we provide indemnification to our directors, officers and, in some instances, employees and agents against certain liabilities incurred as a result of their service on our behalf or at our request. We also advance costs incurred in connection with certain claims or proceedings on behalf of covered individuals. These persons must sign written undertakings to repay all these amounts if it is ultimately determined that the individual is not entitled to indemnification. We also have obtained directors and officers insurance providing coverage for them against certain liabilities and other expenses resulting from their service on our behalf or at our request. These By-Law provisions and insurance coverage provide a potentially significant financial benefit to our directors and executive officers. During 2004, PNC advanced costs pursuant to these By-Law provisions on behalf of several of its current and former executive officers and directors in connection with various matters, including certain of the legal proceedings described in Item 3 of our 2004 Annual Report on Form 10-K. A copy of that report is posted on the “For Investors” page of our corporate website at www.pnc.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than ten percent of a registered class of our equity securities (currently there are no such shareholders) to file with us, the Securities and Exchange Commission, and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of any PNC equity securities. With respect to 2004, to the best of our knowledge, all required report forms were filed on a timely basis. In making this statement, we have relied in part on the written representations of our current non-employee directors and our current and certain former executive officers, and on copies of the reports provided to us.

COMPENSATION OF EXECUTIVE OFFICERS

Personnel And Compensation Committee Report

This is the Personnel and Compensation Committee’s report to shareholders on our executive compensation policies with respect to compensation reported for fiscal year 2004. In accordance with the rules of the Securities and Exchange Commission, this report shall not be incorporated by reference into any of our future filings made under the Securities Exchange Act of 1934 or under the Securities Act of 1933. The report is not deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Exchange Act or the Securities Act.

Personnel And Compensation Committee Report On Executive Compensation For Fiscal Year 2004

Introduction

The Personnel and Compensation Committees report includes separate sections on:

•	the core principles underlying the committee’s executive compensation philosophy;

•	the operating principles that the committee uses to discharge its responsibilities; and

•	examples of committee actions in the past year that illustrate its approach to executive compensation.

In addition, the report provides information regarding the components of PNC’s executive compensation program and the specific decisions we made regarding the compensation of PNC’s chief executive officer.

Executive Compensation Philosophy

The committee’s executive compensation philosophy is based on these core principles:

•	Compensation should be fair, competitive, and reasonable in light of the executive officer’s responsibilities, experience, and performance.

•	A significant portion of the compensation that an executive officer receives should depend on the achievement of clearly stated individual and corporate performance goals.

•	PNC should be able to compete for and retain talented executive officers who can help to increase shareholder value.

•	Executive officers should identify their financial best interests with the long-term best interests of shareholders.

•	The annual incremental cost of perquisites and personal benefits should be limited to an immaterial dollar amount to PNC.

•	The committee should rigorously maintain its independence from management when evaluating the executive compensation program and making decisions affecting the compensation of executive officers.

•	Shareholders deserve a clear and understandable explanation of how the executive officers of their company are compensated.

Operating Principles

In order to help us properly discharge our responsibilities, we observe the following operating principles:

•	We receive regular advice and guidance from our independent compensation consultant, who is employed directly by the committee.

•	Our chairman meets with representatives of management in advance of each committee meeting to review the agenda, materials, and issues for that meeting. When appropriate, our independent compensation consultant also attends these preparatory sessions.

•	Meeting materials are sent out sufficiently in advance of each meeting to allow us adequate time to review them.

•	Our consultant also regularly attends committee meetings. As appropriate, we invite legal counsel to attend meetings to advise us and answer questions.

•	We regularly meet in executive sessions without management present. Our consultant participates in these sessions, as appropriate.

•	Our chairman reports the committee’s major actions to the entire Board at the Board’s next meeting. We consult the non-management and independent directors regarding significant decisions affecting the chief executive officer’s compensation.

•	As is true for each of the Board’s regular committees, the committee operates under a written charter that we review and reassess annually. We develop an annual calendar for each year in order to confirm that the committee is discharging its charter responsibilities.

•	We conduct an annual self-evaluation of the committee’s performance in order to identify areas for improvement.

2004 Committee Actions

During 2004, the committee took a number of actions to discharge its charter responsibilities. Among other actions, the committee:

•	reduced the size of 2004 stock option grants by 5% from target. This reduction reflected PNC’s three-year total shareholder return relative to its peer group;

•	approved a proposal to move from a three-year cycle of restricted stock grants to executives to an annual grant schedule. We believe that smaller annual grants will strengthen the power of restricted stock to retain key executives. Also, annual grants will give us more flexibility to adjust awards when market practice or an executive’s responsibilities change and to take into account an executive officer’s level of performance.

•	decided, as a matter of good corporate governance, to limit PNC’s annual incremental cost of perquisites and personal benefits for executive officers. This limit, per officer, is set at the amount that the Securities and Exchange Commission currently deems immaterial: $50,000. Management uses a computerized data base to track such incremental costs throughout the year.

If an officer’s incremental costs exceed $50,000, the committee requires the officer to reimburse PNC for the amount above the limit. PNC uses its actual incremental costs in computing the value of the benefits, not the amount imputed to the officer for income tax purposes;

•	discussed the potential implications for PNC of the American Jobs Creation Act of 2004, which amended the rules for non-qualified deferred compensation plans. We will continue to monitor this issue throughout 2005, as the Internal Revenue Service issues regulatory guidance. We anticipate that changes to certain of PNC’s deferred compensation plans and equity award agreements will or may be required; and

•	eliminated the reload option feature from stock option grants, beginning with grants made in 2005. Although the reload option feature helped to promote increased common stock ownership by executive officers, we concluded that the accounting expense now resulting from the grant of such options is unacceptable. Our decision does not affect outstanding options previously granted with a reload feature.

Comparing PNC’s Executive Compensation to the Marketplace

How does the committee compare the compensation paid to PNC’s executive officers with the compensation paid to executive officers at other financial services firms?

The committee uses comparative compensation data for the financial services industry and key industry management positions. Nationally recognized compensation consulting firms provide the data, and our independent compensation consultant helps us to interpret and apply it properly. We also use PNC’s internal staff to collect and analyze compensation data.

How does the committee choose the financial services firms that will be used to benchmark PNC’s executive compensation?

We establish a peer group of selected financial services firms using various factors. These factors include: size; mix of businesses; markets being served; and changes to firms occurring through mergers or shifts in strategic direction.

We review the composition of the peer group at least annually to decide whether firms should be added or removed. During 2004, we added BB&T Corporation to the peer group. The current peer group includes: BB&T Corporation; Bank of New York, Inc.; Fifth Third Bancorp; KeyCorp; National City Corporation; PNC; SunTrust Banks, Inc.; U.S. Bancorp; Wachovia Corporation; and Wells Fargo & Company.

FleetBoston Financial Corporation dropped out of the peer group because it merged into Bank of America Corporation in April 2004. Bank One Corporation dropped out of the peer group because it merged into JP Morgan Chase & Co. in July 2004.

Is the peer group used just to compare compensation?

No. We use the peer group as our primary tool to compare both compensation and financial and common stock performance. The common stock performance graph on page 49 will show you how PNC performed against its peer group, the S&P 500 Index, and the S&P 500 Banks Index over the past five years.

PNC’s performance relative to the other members of the peer group will affect the size of executive officers’ annual incentive awards, the number of stock options we grant, and the number of incentive shares that executive officers may receive at the end of a performance period.

Annual Compensation

What are the principal elements of an executive officer’s annual compensation?

The principal elements of annual compensation are base salary and the annual incentive award, or bonus. Perquisites and other personal benefits are a minor part of annual compensation. This three part division of annual compensation is reflected in the Summary Compensation Table on page 40. The following questions will address each of these elements in turn.

How does the committee determine an executive officer’s base salary?

We generally target base salaries at the middle of the competitive marketplace. We use a number of factors to arrive at the appropriate base salary for an executive officer, including:

•	relevant financial industry salary practices;

•	the position’s complexity and level of responsibility;

•	the position’s importance to PNC in relation to other executive positions;

•	the competitiveness of the executive’s total compensation; and

•	the chief executive officer’s assessment of the executive’s performance, ethical leadership, job knowledge, management ability, and risk management skills.

Does an executive officer receive a salary increase each year?

No. After considering the factors listed immediately above, if the committee determines that an executive’s base salary continues to be at the middle of the competitive marketplace, the executive generally will not receive a salary increase.

How does the committee determine the size of the annual incentive award for the executive officers shown in the compensation tables?

An annual incentive award depends on the executive’s individual performance and PNC’s achievement of annual objective performance goals.

Mr. Rohr and the other four executive officers listed in the compensation tables following this report receive their awards under the 1996 Executive Incentive Award Plan. This plan was most recently approved by shareholders at the 2001 annual meeting of shareholders.

The five executive officers who participate in the 1996 plan share in a compensation pool. For 2004, the size of the pool is equal to one-half of one percent of PNC’s 2004 consolidated pre-tax net income. This amount is determined in accordance with generally accepted accounting principles. The size of the compensation pool may be adjusted for unusual, infrequently occurring or extraordinary items or cumulative effects of changes in accounting principles, as defined under generally accepted accounting principles.

In the first quarter of 2004, the committee assigned each participant a maximum percentage amount of the compensation pool. No participant can receive more than 40% of the pool, and the sum of all percentages assigned to participants cannot exceed 100%.

Once the year is over and the size of the compensation pool for the year is determined, the committee starts with the maximum amount of the compensation pool that a participant can receive and adjusts it downward to its final level. This downward adjustment takes into account a number of performance factors, as explained below.

How are the annual incentive awards of other executive officers determined?

Executive officers who do not participate in the 1996 Executive Incentive Award Plan have been assigned a target amount that is expressed as a percentage of salary. The target amount is based on an analysis of peer group pay practices. Assuming that the target performance goals are achieved, payment of the target annual incentive award would result in approximately median total cash compensation. In other words, in general, one-half of similarly situated executive officers in the peer group would be expected to have higher total cash compensation than the PNC executive officer, and one-half would have lower total cash compensation.

What performance factors can affect the amount of an executive officer’s annual incentive award?

There are a number of factors that can affect the amount of an executive officer’s incentive award payment, including:

•	“EPS Goal” — This goal is based on PNC’s earnings per share in relation to PNC’s budget. Management established, and the committee approved, the target EPS Goal for 2004;

•	“Relative Goals” — These goals are based primarily on PNC’s return on average common shareholders’ equity relative to the peer group, with additional consideration given to PNC’s relative return on average assets;

•	Business financial performance relative to that business’s budget;

•	The chief executive officer’s assessment of an executive officer’s performance; and

•	The committee may exercise its discretion to increase, reduce, or eliminate an executive officer’s award, based on its assessment of the officer’s performance. The committee can’t, however, increase the incentive award amount a participant may receive under the 1996 Executive Incentive Award Plan beyond the executive’s assigned percentage of the compensation pool. Among the factors the committee considered with respect to 2004 were: effective communication and cooperation with PNC’s regulatory agencies; the maintenance of effective financial reporting and internal control processes; and the continued effective implementation of strengthened corporate governance principles and risk management procedures.

In determining the amount of an executive officer’s 2005 annual incentive award following the end of 2005, the committee will use the same performance factors as those described above with respect to the 2004 annual incentive awards. At its meeting on February 15, 2005, the committee also approved the target 2005 earnings per share goal to be considered when determining the amount of an executive officer’s 2005 annual incentive award.

Are all annual incentive awards made in cash only?

No. All participants in the 1996 Executive Incentive Award Plan and other executive officers are now subject to the “25/25 program.” The 25/25 program works this way: Each annual incentive award consists of two parts. The first part equals 75% of the annual incentive award and is either paid in cash or deferred under PNC’s Deferred Compensation Plan, if the executive officer made a prior deferral election. The remaining 25% consists of an award of restricted PNC stock or, if the executive officer made a prior deferral election, of restricted phantom PNC common stock units under the PNC Deferred Compensation Plan. The restricted stock/phantom stock unit portion of the annual incentive award is increased by 25% to reflect the resulting risk of forfeiture and lack of liquidity during the three-year vesting period.

As a result, the dollar amount shown in the “Bonus ($)” column of the Summary Compensation Table on page 40 equals 75% of that officer’s 2004 annual incentive award, whether or not deferred. The dollar value of the remaining 25% restricted stock/phantom stock unit portion of the award, plus the 25% premium, is included in the column marked “Restricted Stock Award ($)”. That column also includes the dollar value of other restricted stock awarded to the executive officer during 2004.

What is the committee’s policy regarding perquisites and other personal benefits?

As explained in the “2004 Committee Actions” portion of this report, the committee has capped the annual incremental cost to PNC of such benefits at $50,000 for each executive officer. We consider a benefit to be a perquisite or personal benefit unless its purpose is clearly and exclusively business related. The categories of benefits we consider perquisites include: personal club membership fees and allowances; automobile allowances; personal use of corporate aircraft, regardless of whether the use is dictated by security concerns; the incidental costs of medical examinations not covered by health insurance; the services of outside professionals and financial consultants; and home security devices.

Long-Term Compensation

What does long-term compensation include?

Long-term compensation makes up the largest part of the total compensation package for PNC’s executive officers. The principal elements of long-term compensation under the 1997 Long-Term Incentive Award Plan most recently approved by shareholders in 2001 are:

•	Stock options, which generally become exercisable in equal installments over three years and have a ten-year term. We only grant stock options with an exercise price at fair market value on the grant date. We don’t grant discounted options and we don’t reprice options. As a result, the executive will be able to realize value from the options only if the market price of a share of PNC common stock is above the exercise price after the option becomes exercisable and before it expires;

•	Incentive shares, which are subject to the achievement of corporate performance goals established by the committee. At the end of the performance period, the committee must certify the level of performance that has been achieved relative to the peer group. The level of performance achieved will determine the maximum number of restricted and unrestricted shares of PNC common stock (if any) that an executive officer receives, subject to downward adjustment by the committee; and

•	Restricted stock, which vests after a specified period of years. During the vesting period, the executive officer receives regular dividends and can vote the stock, but can’t sell or transfer it. The officer must forfeit unvested stock under certain circumstances, generally including leaving PNC prior to retirement.

What purposes does long-term compensation serve?

We believe that a mixture of stock options, incentive shares, and restricted stock provides the appropriate balance of risk and reward to PNC’s executive officers’ total compensation. We believe that executive officers will be motivated to increase long-term shareholder value, stay with PNC, and identify their best financial interests with those of PNC’s shareholders.

Chief Executive Officer Compensation

What factors does the committee use to evaluate the chief executive officer’s performance and make decisions about his compensation?

In general, the committee considers PNC’s financial performance and peer group financial performance and compensation data when making decisions about the chief executive officer’s compensation. The committee also considers the chief executive officer’s: leadership; decision-making skills; experience; knowledge; communication with the Board, employees, and regulatory agencies; strategic recommendations; customer and employee satisfaction; and progress in promoting diversity, as well as PNC’s positioning for future performance. The chief executive officer’s effectiveness in enhancing the corporate governance and risk management structures of PNC is also considered. The committee does not assign relative weights to these factors.

What specific factors did the committee use to decide on the amount of the chief executive officer’s annual incentive award for 2004?

In deciding upon the size of Mr. Rohr’s 2004 annual incentive award, the committee took into account the performance factors identified on page 33 and its evaluation of Mr. Rohr’s performance during the year. In particular, the committee took into account the continued leadership and communication skills he displayed in instilling a corporate culture based on shared ethical values and a focus on building shareholder value.

The committee also considered these accomplishments, among others:

•	PNC earned $1.2 billion, an increase of 20% compared with 2003;

•	PNC achieved its 2004 earnings per share goal;

•	PNC’s achievement of its financial goals relative to its peer group;

•	PNC delivered strong growth in loans, deposits, assets under management, and fund assets serviced;

•	BlackRock delivered remarkably strong results and growth;

•	PNC continued to enhance its credit risk profile and overall asset quality remained strong;

•	Management continued to strengthen its approach to balance sheet management;

•	Management continued its commitment to pursuing significant cost saving initiatives;

•	Corporate governance and risk management structures continued to be enhanced; and

•	Regulatory relations continued at a high level of cooperation and communication.

After considering all of these factors carefully and consulting in executive session with its independent compensation consultant and PNC’s non-management and independent directors, the committee authorized the payment to Mr. Rohr of an annual incentive award of $3,135,000 for 2004. As explained earlier in our report, this bonus is subject to the 25/25 program.

What other decisions did the committee make regarding the chief executive officer’s compensation for 2004?

The committee:

•	increased Mr. Rohr’s annual base salary from $850,000 to $950,000;

•	awarded Mr. Rohr 28,500 shares of restricted common stock as part of the transition from a three-year cycle to an annual cycle of restricted stock awards;

•	granted Mr. Rohr 247,000 nonstatutory stock options, 5% below the established baseline; and

•	made an incentive share grant that is complementary to the 2003 incentive share program, as disclosed in the committee’s report and accompanying table in the 2004 annual meeting proxy statement and discussed in additional detail in the 1997 Long-Term Incentive Award Plan table following this report.

Additional information is provided in the executive compensation tables that follow our report.

Tax Policy

How does the committee take into account the effect of Section 162(m) of the Internal Revenue Code when making compensation decisions?

Section 162(m) of the Internal Revenue Code disallows, with certain exceptions, a federal income tax deduction for compensation over $1 million paid to each of the chief executive officer and any of the executive officers included in the Summary Compensation Table following this report, provided that they are serving in that capacity as of the last day of PNC’s fiscal year.

One exception to Section 162(m)’s disallowance of a federal income tax deduction for compensation over $1 million applies to performance-based compensation paid pursuant to shareholder-approved plans. Awards made under the 1996 Executive Incentive Award Plan and certain awards under the 1997 Long-Term Incentive Award Plan (stock options and incentive shares) can generally be made eligible for the performance-based exception and therefore eligible as a federal income tax deduction for PNC.

Although the committee keeps in mind the desirability of controlling PNC’s nondeductible compensation expense, the committee also believes that it is equally important to maintain the flexibility and competitive effectiveness of PNC’s executive compensation program. Therefore, the committee from time to time decides to make grants and awards, such as time-vested restricted stock, which may not be deductible for federal income tax purposes due to the provisions of Section 162(m).

Conclusion

Based on its review of PNC’s executive compensation program and the advice and guidance that the committee has received from its independent consultant, the committee believes that the program’s basic structure is appropriate, competitive, and effective to serve the purposes for which it was established and is maintained.

For More Information

If you would like to receive printed copies of the 1996 Executive Incentive Award Plan or the 1997 Long-Term Incentive Award Plan, please send your request to: Corporate Secretary, The PNC Financial Services Group, Inc., One PNC Plaza – 21st Floor, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707. The copies will be provided at no cost to you. We also encourage you to read PNC’s proxy statement for its 2001 annual meeting of shareholders on the Securities and Exchange Commission website at www.sec.gov for a more detailed explanation of how these plans operate.

MEMBERS OF THE COMMITTEE:

Dennis F. Strigl, Chairman

Paul W. Chellgren

Anthony A. Massaro

Thomas J. Usher

Milton A. Washington

Compensation Committee Interlocks And Insider Participation

Messrs. Chellgren, Massaro, Strigl, Usher and Washington, none of whom are officers or former officers of PNC or any of its subsidiaries, served as members of the Personnel and Compensation Committee during 2004.

Certain members of the Personnel and Compensation Committee and their associates were customers of and had transactions with us or our subsidiaries during 2004. Transactions that involved loans or commitments by subsidiary banks were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

Change In Control And Other Arrangements

We have entered into change in control severance agreements with each of the executive officers named in the Summary Compensation Table and with certain other selected executive officers. For each of the named executive officers, if his employment is terminated by us without cause, or by him for good reason, during a period of three years following a change in control of PNC, he will receive severance benefits. These benefits include:

•	a lump sum payment of three times the executive officer’s annual base salary and bonus;

•	the payment of at least the target bonus for the executive officer for the fiscal year during which the executive officer’s employment is terminated and for the last year if not yet paid;

•	the payment of a dollar amount equal to the number of target incentive share award opportunities granted during the three-year period immediately preceding the change in control multiplied by the fair market value of a share of PNC common stock on the date of the change in control, adjusted to reflect the intended operation of any complementary incentive share award opportunity plans then in place;

•	three years of additional benefits under certain of our retirement and benefit plans (The pension benefits payable to an executive officer may be increased depending upon the officer’s age on the date of termination); and

•	a payment to reimburse the executive officer for any excise taxes on severance benefits that are considered excess parachute payments under the Internal Revenue Code.

Each agreement requires the executive officer not to use or disclose any of our confidential business or technical information and, if the executive officer receives the above severance benefits, not to employ or solicit any of our officers during the year following his termination. Each agreement terminates when the executive officer reaches age 65 (with a gradual reduction of benefits during the three prior years), and we may, upon one year’s advance notice, simultaneously terminate all of such change in control severance agreements.

We have also entered into change in control severance arrangements with certain other selected executive and other officers under which they will receive severance benefits similar to those described above. In some cases, however, these benefits have a lower level of payment and a shorter coverage period.

We also typically include provisions in our stock option, restricted stock and incentive share award opportunity grants providing certain protections to our officers, such as accelerated vesting. The Personnel and Compensation Committee has approved a change in the relevant provisions of all outstanding unvested equity-based (or phantom equity-based) employee grants in order to provide for 100% accelerated vesting upon a change in control of PNC, whether or not the employee has a qualifying termination of employment, which was previously required. The committee also approved the addition of a provision to current and future incentive share award opportunity programs that will entitle the officer to receive the higher of the target award or the award earned as of the date of the change in control of PNC. The amount received by the officer will be prorated based on the portion of the performance period that has been completed. Prior to this change, the entire target award would have been paid upon a change in control and the officer’s qualifying termination of employment.

Our displaced employee assistance plans for employees generally provide for an increase in severance benefits following a change in control under certain circumstances. If an employee’s employment is terminated by us within two years following consummation of a change in control, the employee will receive a lump sum payment equal to twice the benefits to which such employee otherwise would be entitled under the applicable plan. In addition to that lump sum payment, selected officers and employees will become eligible for an additional severance benefit under similar circumstances, based on their variable compensation.

Summary Compensation Table

The Summary Compensation Table shows, for the years 2002 through 2004, the compensation paid or awarded to Mr. Rohr, our Chairman and Chief Executive Officer, and to our next four most highly compensated, policy-making executive officers. The inclusion of those next four executive officers in this group is based on salary and bonus earned during 2004. The amounts shown in the “Salary” column include the dollar amounts attributable to holidays, vacation time, and paid time off. Mr. Rohr and the four executive officers are referred to collectively for purposes of the compensation tables as our “named executive officers.” For a discussion of our executive compensation program, please refer to the Personnel And Compensation Committee Report On Executive Compensation beginning on page 29.

	Annual Compensation					Long-Term Compensation			All Other Comp ($)
Name and Principal PNC Position	Year	Salary ($)		Bonus ($)	Other Annual Comp ($)	Awards
						Restricted Stock Award ($)	Securities Underlying Options/ SARS (#)	LTIP Payouts ($)
				(a)	(b)	(c)	(d)		(e)
James E. Rohr Chairman and Chief Executive Officer	2004 2003 2002	934,615 882,692 850,000	†	2,351,250 1,875,000 900,000	5,349 5,015 4,149	2,550,038 4,536,550 375,000	392,966 275,559 299,512	0 0 429,400	325,487 280,350 291,959

Joseph C. Guyaux President	2004 2003 2002	613,846 596,538 486,538	†	1,150,875 900,000 429,000	1,350 16,200 0	1,498,881 2,804,900 178,750	133,000 133,000 101,718	0 0 343,520	93,583 71,354 53,264

William S. Demchak Vice Chairman and Chief Financial Officer	2004 2003 2002	530,000 550,384 152,885	†	900,000 727,500 750,000	0 0 8,947	1,201,500 303,125 2,427,500	95,000 100,000 100,000	0 0 0	103,852 16,284 233,613

Timothy G. Shack Executive Vice President and Chief Information Officer	2004 2003 2002	475,000 493,269 427,885	†	618,750 506,250 289,500	0 0 0	1,001,663 1,978,138 120,625	88,874 75,219 80,238	0 0 279,110	65,616 55,386 43,151

Thomas K. Whitford Executive Vice President and Chief Risk Officer	2004 2003 2002	446,923 440,769 395,192	†	543,750 450,000 337,500	0 0 0	970,413 1,954,700 140,625	107,604 76,709 81,816	0 0 300,580	64,386 57,353 55,076

Footnotes to Summary Compensation Table

†	Salary amount for 2003 includes salary received as the result of an extra pay period.

(a)	The dollar amount in this column equals 75% of the named executive officer’s 2004 annual incentive award. The remaining 25% of his 2004 annual incentive award was awarded to him in the form of restricted shares of common stock (Messrs. Rohr, Guyaux, Shack, and Whitford) or deferred as restricted phantom common stock units under PNC’s Deferred Compensation Plan (Mr. Demchak). This restricted stock/phantom unit portion was increased by 25% to reflect the resulting risk of forfeiture and lack of liquidity. The aggregate dollar value of the restricted shares of common stock or restricted phantom common stock units awarded to each named executive officer is included in the “Restricted Stock Award ($)” column of this table for 2004, and additional details are provided in footnote (c) and in the Personnel And Compensation Committee Report On Executive Compensation beginning on page 29. A similar division of the annual incentive award between cash and restricted stock/phantom units occurred in 2003 and 2002.

(b)	The amounts shown represent reimbursement for certain tax liabilities. After the reimbursement to PNC of amounts above $50,000, none of the named executive officers received perquisites or other personal benefits, securities or property during 2004 that, in the aggregate, cost PNC more than the lesser of $50,000 or 10% of the named executive officer’s salary and bonus earned during that year. Perquisites and other personal benefits that were received by the named executive officers were valued on the basis of their incremental cost to PNC and its subsidiaries, as prescribed by the rules of the Securities and Exchange Commission.

(c)	The dollar values in this column for 2004 equal the aggregate value of restricted shares of common stock awarded to the named executive officer on April 7, 2004, and the restricted shares of common stock awarded to Messrs. Rohr, Guyaux, Shack, and Whitford or, in the case of Mr. Demchak, deferred as restricted phantom common stock units, as part of the 2004 annual incentives awarded on February 16, 2005. The April 7, 2004 awards were made under the 1997 Long-Term Incentive Award Plan and are restricted through November 15, 2007. The February 16, 2005 restricted shares award to Messrs. Rohr, Guyaux, Shack, and Whitford was made under the 1996 Executive Incentive Award Plan and the restricted phantom common stock units were deferred by Mr. Demchak under PNC’s Deferred Compensation Plan. The named executive officers will be entitled to vote and to receive dividends on the restricted shares, as declared by the Board on common stock. Restricted phantom common stock units held in the Deferred Compensation Plan are credited with deemed dividends, as dividends are declared by the Board on common stock, but they carry no voting rights and can be settled only in cash. For both the restricted shares and restricted phantom stock units, the named executive officer will forfeit the award if his employment with PNC ends prior to the end of a three-year restricted period (or through November 15, 2007, in the case of April 7, 2004 awards), except in certain limited cases. Please see the Personnel And Compensation Committee Report On Executive Compensation beginning on page 29 for additional details.

As of December 31, 2004, the named executive officers beneficially held restricted shares of common stock as follows, with the aggregate dollar value shown as of December 31, 2004: Messrs. Rohr (122,001 shares; $7,007,737); Guyaux (86,312 shares; $4,957,787); Demchak (60,000 shares; $3,446,400); Shack (56,234 shares; $3,230,081); and Whitford (61,697 shares; $3,543,884). The per share dollar amount used to calculate these values was $57.44, the closing market price of a share of common stock on the New York Stock Exchange on December 31, 2004. Of those restricted shares, these named executive officers were awarded the following number of shares on April 7, 2004, under the Corporation’s 1997 Long-Term Incentive Award Plan: Mr. Rohr (28,500); Mr. Guyaux (18,500); Mr. Demchak (15,000); Mr. Shack (13,500); and Mr. Whitford (13,500). On April 7, 2004, the closing market price of a share of Common Stock on the New York Stock Exchange was $55.10. That per share dollar amount was used to calculate the value of the foregoing restricted stock awards for purposes of this column for 2004. The restricted stock awarded on April 7, 2004, will vest on November 15, 2007, assuming the named executive officer’s continued employment by PNC, except in certain limited cases.

(d)

With respect to Messrs. Rohr, Shack and Whitford, the number shown in this column for 2004 includes shares of common stock underlying both nonstatutory stock options granted by the Personnel and Compensation Committee in its discretion during 2004 and reload nonstatutory stock options granted upon the named executive officer’s exercise during 2004 of nonstatutory stock options with a reload feature granted by the Personnel and Compensation Committee prior to 2004. The number of shares of common stock underlying reload options are shown in parentheses for Messrs. Rohr (145,966); Shack (27,124); and Whitford (45,854). For more information about reload options, please see the “Individual Option Grants-2004” table below and the relevant footnotes.

(e)	The amount shown for 2004 includes the dollar value of matching contributions made pursuant to PNC’s Incentive Savings Plan, a qualified defined contribution plan, for Messrs. Rohr ($12,300); Guyaux ($12,092); Demchak ($12,300); Shack ($12,300); and Whitford ($12,300). The amount also includes the employer matching contribution to PNC’s Supplemental Incentive Savings Plan, a nonqualified excess defined contribution plan, for Messrs. Rohr ($118,777); Guyaux ($60,738); Demchak ($44,931); Shack ($36,450); and Whitford ($32,515). The amount also includes the 2004 net premiums paid by PNC in connection with its Key Executive Equity Plan, a split-dollar insurance arrangement, on behalf of Messrs. Rohr ($186,270); Guyaux ($13,074); Demchak ($40,534); Shack ($9,596); and Whitford ($13,419). The net premiums disclosed in the preceding sentence represent the full dollar amounts paid by PNC for both the term and non-term portions of the Key Executive Equity Plan, after any contribution made by the named executive officer. Finally, the amount includes the executive long-term disability premiums paid by PNC on behalf of Messrs. Rohr ($8,140); Guyaux ($7,678); Demchak ($6,088); Shack ($7,270); and Whitford ($6,152).

Option Grants In 2004

This table provides information on stock options granted to the named executive officers in 2004. Only nonstatutory stock options were granted in 2004 under our 1997 Long-Term Incentive Award Plan.

The table provides information about two categories of options granted during 2004. First, options granted to each of the named executive officers at the discretion of the Personnel and Compensation Committee. Second, reload options granted to Messrs. Rohr, Shack, and Whitford upon their exercise of options previously granted to them by the Personnel and Compensation Committee with a reload feature. Reload options included in the following table are marked with the symbol “(R).” Information about reload options in general is included in footnote (b). Other footnotes provide additional information that is specific to the reload options shown in the table.

Individual Option Grants-2004

Name	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees in 2004	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($)
	(a) (b)			(c)	(d)	(e)
James E. Rohr	247,000		10.87%	$54.04	1/6/2014	$2,778,750
	71,643	(R)	3.15	53.90	1/3/2013	800,969
	34,007	(R)	1.50	56.94	2/16/2010	390,400
	40,316	(R)	1.78	52.11	1/31/2010	329,382

Joseph C. Guyaux	133,000		5.86	54.04	1/6/2014	1,496,250

William S. Demchak	95,000		4.18	54.04	1/6/2014	1,068,750

Timothy G. Shack	61,750		2.72	54.04	1/6/2014	694,688
	17,888	(R)	0.79	54.04	1/3/2013	201,240
	9,236	(R)	0.41	57.42	2/16/2010	107,138

Name	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees in 2004	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($)
	(a) (b)			(c)	(d)	(e)

Thomas K. Whitford	61,750		2.72	$54.04	1/6/2014	$694,688
	16,279	(R)	0.72	53.88	1/3/2013	181,999
	5,110	(R)	0.22	53.80	2/17/2009	58,969
	10,684	(R)	0.47	53.80	2/16/2010	123,293
	1,638	(R)	0.07	53.80	1/3/2013	18,903
	12,143	(R)	0.53	55.27	2/17/2009	96,415

(a)	The option grants not marked with an “(R)” have a grant date of January 6, 2004.

The reload options shown were granted on the exercise date(s) of the named executive officer’s original options. The grant dates for the reload options are as follows: (i) Mr. Rohr’s reload options were granted on January 8, February 18, and October 27, 2004; (ii) Mr. Shack’s reload options were granted on January 6 and February 17, 2004; and (iii) Mr. Whitford’s reload options were granted on January 7, May 18, and November 17, 2004.

Options granted by the Personnel and Compensation Committee normally become exercisable in three equal annual installments, beginning one year after the grant date, as long as the holder remains an employee. All reload options normally become exercisable one year after their grant date so long as the holder remains an employee.

(b)	Nonstatutory stock options with a “reload” feature were first granted by the Personnel and Compensation Committee on February 19, 1997. All options granted to the named executive officers and certain other executive or senior officers by the committee during 2004 (other than reload options) also have a reload feature, but the Personnel and Compensation Committee has eliminated the reload feature for option grants made in 2005 and future years. Options granted before 2005 and still outstanding are not affected by the committee’s action. If options with a reload feature are exercised while the holder is still an employee using common stock that has been held for at least six months, the options exercised are replaced or “reloaded” with a new, at-the-market option for each share of common stock used to satisfy the exercise price and meet any associated tax withholding obligation. Options can be reloaded only once; the reload options shown in the table cannot be replaced when they are exercised. The reload option normally will become exercisable in one year and will have the same remaining term as the option that was exercised.

(c)	The exercise price shown equals the average of the high and low sale prices of a share of PNC common stock on the New York Stock Exchange on the grant date.

(d)	The date shown in this column is the applicable ten-year expiration date, but an option may expire prior to that date under certain circumstances specified in the governing nonstatutory stock option agreement, such as termination of employment for reasons other than death or retirement.

The expiration date shown for reload options coincides with the expiration date of the option exercised, regardless of the reload option’s grant date. For example, a reload option received on the exercise of an option granted on February 16, 2000, would have the same expiration date of February 16, 2010, applicable to the original option, regardless of the date on which the reload option was granted.

(e)	The dollar values listed in this column are based upon the Black-Scholes option pricing model.

The options granted in 2004 to the named executive officers at the discretion of the Personnel and Compensation Committee [i.e., the options shown in table that are not marked by the symbol “(R)”] and to certain other executive or senior officers include a reload feature. Those options were valued without regard to the reload feature. The grant of a reload option is treated for purposes of this table as the automatic grant of a new option, the value of which is determined on its own terms as of its grant date. Additional information about reload options is contained in footnote (b).

The chart below shows, by option grant date, the assumptions used in accordance with the Black-Scholes option pricing model to determine the grant date present value per option. We in no way intend to provide any predictions or assurances with respect to option or common stock values, as some of the underlying assumptions are highly subjective and in any event the options are not transferable except on the death of the optionee. The grant dates for specific options listed in the Individual Option Grants-2004 table are disclosed in footnote (a).

Grant Date	Market Price	Exercise Price	Volatility	Annualized Risk Free Rate of Return	Estimated Useful Life (In Years)	Dividend Yield	Estimated Value of Option
1/6/2004	$54.04	$54.04	0.2890	3.41%	5.0	3.63%	$11.25
1/7/2004	53.88	53.88	0.2890	3.36	5.0	3.63	11.18
1/8/2004	53.90	53.90	0.2890	3.36	5.0	3.63	11.18
2/17/2004	57.42	57.42	0.2889	3.07	5.0	3.65	11.60
2/18/2004	56.94	56.94	0.2889	3.05	5.0	3.65	11.48
5/18/2004	53.80	53.80	0.2889	3.98	5.0	3.71	11.54
10/27/2004	52.11	52.11	0.2892	2.68	2.6	3.82	8.17
11/17/2004	55.27	55.27	0.2836	2.93	2.1	3.83	7.94

Aggregated Option Exercises In 2004 And 2004 Year-End Option Values

This table provides information concerning exercises of nonstatutory stock options during 2004 by the named executive officers. The table also shows the number and value of unexercised in-the-money options, including any reload options held by the named executive officer, at the end of 2004.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at 2004 Year End (#)		Value of Unexercised In-the-Money Options at 2004 Year End ($) (a)
			Exercisable	Unexercisable	Exercisable	Unexercisable
					(b)	(b)
James E. Rohr	166,917	$1,651,326	700,853	689,883	$655,178	$4,129,966
Joseph C. Guyaux	0	0	335,147	264,667	1,894,651	1,860,799
William S. Demchak	0	0	99,999	195,001	1,189,155	1,580,970
Timothy G. Shack	31,833	378,006	219,147	164,041	283,314	987,983
Thomas K. Whitford	51,343	427,709	192,859	184,021	222,871	1,089,985

(a)	An option is in-the-money if the fair market value of the underlying security exceeds the exercise price of the option.

(b)	The dollar values shown were calculated by determining the difference between: (i) the average of the high and low sale prices of PNC common stock on the New York Stock Exchange on December 31, 2004 ($57.31); and (ii) the exercise prices of the various options held by the named executive officer as of December 31, 2004.

1997 Long-Term Incentive Award Plan, As Amended-Awards In 2004

This table provides information about grants of incentive share award opportunities made to the named executive officers in 2004 under PNC’s 1997 Long-Term Incentive Award Plan, as amended.

Name	Number of Shares, Units or Other Rights (#)	Performance or Other Period Until Maturation or Payout	Threshold	Target	Maximum
	(a)		(c)	(c)	(c)
James E. Rohr	110,000	(b)	40%	100%	200%
Joseph C. Guyaux	60,000	(b)	40%	100%	200%
William S. Demchak	50,000	(b)	40%	100%	200%
Timothy G. Shack	45,000	(b)	40%	100%	200%
Thomas K. Whitford	45,000	(b)	40%	100%	200%

(a)	The number shown represents the number of shares of PNC’s common stock with respect to which an incentive share award opportunity grant was made as of January 6, 2004. No shares of common stock have yet been issued pursuant to this grant. The actual number of shares of common stock, if any, which a named executive officer may receive depends on the attainment of certain performance goals and other factors, which are generally explained in footnote (c) and below.

(b)	The performance period began on January 1, 2004, and will end on December 31, 2005.

(c)	The applicable performance goals are based on PNC’s Return on Common Equity (“ROCE”) and Total Shareholder Return (“TSR”) during the performance period in relation to the performance of members of the peer group of financial services organizations approved by the Board’s Personnel and Compensation Committee.

Each grant consists of an equal number of target ROCE incentive shares and target TSR incentive shares. The maximum number of shares of PNC common stock that could be awarded in the event that PNC performs at the top of its peer group in both years of the two-year performance period with respect to both of the relevant performance measures (ROCE and TSR) is 200% of the adjusted target ROCE and TSR incentive share numbers. The target incentive share numbers include an adjustment feature that increases these numbers by the amount of phantom dividends on target incentive shares during the two-year performance period, converted to additional target incentive shares.

If the Personnel and Compensation Committee determines at the end of the performance period that PNC has achieved at least the threshold level of ROCE or TSR performance and if the participant is still employed by PNC at the time the committee makes its determination (with certain limited exceptions), the participant will be eligible to receive an award of shares of PNC common stock. The threshold payout of 40% of the total target incentive shares included in the grant shown in the table assumes two things. First, PNC has achieved the lowest paying rank for each year in the performance period for each performance goal. Second, no further refinement is made to the payment based on PNC’s position relative to its next highest and next lowest peer.

The maximum size of any award will be determined as a percentage of the target ROCE incentive shares, as adjusted for converted phantom dividend shares, plus a percentage of the adjusted target TSR incentive shares. These potential payout percentages will be based on the levels of ROCE and TSR performance that PNC has achieved relative to its peers, determined separately for ROCE and TSR performance.

If the committee certifies that PNC has achieved at least the threshold level of ROCE or TSR performance, the committee will determine the number of shares to be awarded to a participant, up to the specified maximum achieved for those corporate performance goals as certified by the committee. The number of shares awarded can’t exceed the final ROCE potential payout percentage of the number of adjusted target ROCE incentive shares plus the final TSR potential payout percentage of the number of adjusted target TSR incentive shares; however, the committee may, in its judgment, reduce the number of incentive shares which would otherwise be awarded to a named executive officer or the shares may be forfeited entirely. In the event of a change in control, the named executive officer will receive the higher of the target award or the award earned as of the date of the change in control, prorated based on the portion of the performance period that has been completed.

The 2004 incentive share award opportunity program is designed to be complementary to the three-year program described in the corresponding table and footnotes included in PNC’s 2004 annual meeting proxy statement at pages 35-36, primarily by introducing refined design and payment formula elements into PNC’s incentive share award opportunity program. Also, the number of shares of common stock, if any, that will be awarded following the end of the 2004 program will be reduced on a one-for-one basis by any shares awarded under the 2003 program.

The 2004 incentive share award opportunity grants were made in target amounts equal to those made under the 2003 program to each of the named executive officers and to certain other officers who also received incentive share award opportunity grants in 2003. As explained above, relative ROCE and TSR are also used as the corporate performance factors for the 2004 program, but PNC’s position relative to its peer group will be determined at the end of each calendar year during the performance period and the potential payout results will be averaged at the end of the two-year performance period.

As indicated above, the 2004 incentive share award opportunity program is intended to refine the payment formula used to calculate the number of shares of common stock, if any, that will be awarded upon the simultaneous termination of the performance periods for both programs on December 31, 2005. The linkage between corporate performance and payouts, if any, will be strengthened by recognizing smaller incremental achievements in reaching the corporate performance goals, beginning at an earlier threshold level and introducing incremental performance goals between the target award level and the 75th percentile of peer group performance and above. The payout formula will be further refined by adjusting the payout based on PNC’s performance relative to the performance of its peers immediately above and below it in the final rankings.

The 2004 program’s payout schedule will be maintained even if the number of banks in the peer group increases or is reduced, for example, due to industry consolidation during the two-year performance period.

The Personnel and Compensation Committee has the authority to reduce any amounts otherwise payable to a participant under both the 2003 and 2004 programs. One-half of the shares finally awarded will be delivered outright to participants, and the other one-half will be awarded in the form of restricted shares of common stock with a one-year vesting period. During the one-year restricted period, the named executive officer will have voting and dividend rights with respect to the restricted stock. The restricted stock, however, cannot be sold or transferred and is subject to forfeiture if the named executive officer does not satisfy specified conditions.

This summary of the terms and conditions of the 2004 grants of incentive share award opportunities is not intended to be complete. Certain of PNC’s executive and other senior officers other than the named executive officers also received grants of incentive share award opportunities during 2004.

Pension Benefits

We maintain a non-contributory pension plan for qualifying employees. The pension plan is a defined benefit cash balance pension plan under the Employee Retirement Income Security Act of 1974, as amended (ERISA), and is qualified under Section 401(a) of the Internal Revenue Code. We contribute an actuarially determined amount necessary to fund the total benefits payable to participants. The amount of our annual contribution with respect to a specific participant is not calculated. The plan’s actuaries calculate contributions in the aggregate.

Benefits under the pension plan are determined as follows, Effective January 1, 1999, a recordkeeping “account” was established for each participant. The initial account balance was determined as the present value of each participant’s accrued benefit as of December 31, 1998, using the plan provisions in effect on December 31, 1998. For each calendar quarter ending after January 1, 1999, eligible participants receive “earnings credits” expressed as a percentage of covered earnings, in accordance with a schedule based on the participant’s age plus years of credited service. In addition, employees who were at least age 40 and had at least 10 years of credited service as of January 1, 1999 receive additional quarterly “Transitional Credits” for up to 10 years. Participants also receive quarterly “interest credits” at the prevailing 30-year U.S. Treasury Bond rate.

“Covered earnings” is defined as an employee’s regular earnings plus eligible variable compensation, such as paid bonuses. Deferred bonus payments are applied to our excess pension plan, discussed below. Eligible variable compensation for employees is limited to the greater of $25,000 or 50% of the employee’s total eligible variable compensation for the calendar year. Eligible variable compensation is generally limited to $250,000 for purposes of the 50% calculation, except in the case of a select group of our senior officers.

We also maintain two supplemental executive non-qualified pension plans. The ERISA excess pension plan provides retirement benefits equal to the difference, if any, between the maximum benefit allowed under the Internal Revenue Code and the amount that would be provided by the pension plan if no limits were applied. The excess pension plan also recognizes deferred bonuses that are not included in the pension plan as covered earnings.

We also maintain a separate supplemental retirement benefit plan applicable to certain of our officers. Officers who were age 50 and had five years of credited service as of January 1, 1999 receive benefits based on the formula in effect prior to January 1, 1999. All other officers participating in this plan will receive a benefit based upon the cash balance pension formula described above, with the exception that earnings credit percentages are doubled for certain executives, and, for all executives, earnings credits are applied to eligible bonuses only.

Estimated Annual Age 65 Pension Benefits

The estimated total annual benefits (including those payable by both supplemental nonqualified pension plans where applicable) payable upon retirement at the normal retirement age of 65 for each of the named executive officers are shown in this table.

Named Executive Officer	Qualified and ERISA Excess Age 65 Benefit	Supplemental Executive Retirement Plan Age 65 Benefit	Total Estimated Age 65 Benefit
James E. Rohr	$999,474	$1,616,676	$2,616,150
Joseph C. Guyaux	446,319	606,356	1,052,675
William S. Demchak	348,754	331,073	679,827
Timothy G. Shack	357,465	409,835	767,300
Thomas K. Whitford	343,800	472,691	816,491

Notes:

•	Qualified and ERISA excess benefits are shown as life annuities.

•	Base pay is assumed to continue without change until age 65.

•	Cash balance interest credits and annuity conversions were assumed to be 7%.

•	Mr. Rohr is grandfathered in the old supplemental executive retirement plan formula. His plan benefit is shown as a 15 year certain annuity.

•	Messrs. Guyaux, Demchak, Shack, and Whitford’s supplemental executive retirement plan benefits are calculated under the cash balance pension formula. Their plan benefits are shown as life annuities.

•	Future annual bonuses are assumed to be the same total as those paid and deferred in 2004.

COMMON STOCK PERFORMANCE GRAPH

This graph shows the cumulative total shareholder return (i.e., price change plus reinvestment of dividends) on our common stock during the five-year period ended December 31, 2004, as compared with: (i) a selected peer group of our competitors, called the “Peer Group”†; (ii) an overall stock market index, the S&P 500 Index; and (iii) a published industry index, the S&P 500 Banks Index. The yearly points marked on the horizontal axis of the graph correspond to December 31 of that year. The stock performance graph assumes that $100 was invested on January 1, 2000 for the five-year period and that any dividends were reinvested. The table below the graph shows the resultant compound annual growth rate for the performance period.

†	The Peer Group consists of the following companies: The Bank of New York Company, Inc.; BB&T Corporation; Fifth Third Bancorp; KeyCorp; National City Corporation; The PNC Financial Services Group, Inc.; SunTrust Banks, Inc.; U.S. Bancorp; Wachovia Corporation; and Wells Fargo & Company. Each yearly point for the Peer Group is determined by calculating the cumulative total shareholder return for each company in the Peer Group from January 1, 2000 to December 31 of that year and then using the median of these returns as the yearly plot point. The Peer Group shown is the Peer Group approved by the Board’s Personnel and Compensation Committee in 2004. BB&T Corporation joined the Peer Group in 2004. FleetBoston Financial Corporation dropped out of the peer group because it merged into Bank of America Corporation in April 2004. Bank One Corporation dropped out of the peer group because it merged into JP Morgan Chase & Co. in July 2004.

In accordance with the rules of the Securities and Exchange Commission, this section, captioned “Common Stock Performance Graph,” shall not be incorporated by reference into any of our future filings made under the Securities Exchange Act of 1934 or the Securities Act of 1933. The Common Stock Performance Graph, including its accompanying table and footnotes, is not deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.

INDEPENDENT AUDITORS

PNC engaged Deloitte & Touche LLP as PNC’s principal accountants to audit PNC’s 2004 consolidated financial statements. This engagement was approved by the Audit Committee on February 17, 2004.

Details about the nature of the services provided by, and the fees that PNC paid to, Deloitte & Touche LLP for such services provided during 2004 are set forth below. At its meeting on February 15, 2005, the Audit Committee appointed Deloitte & Touche LLP, an Independent Registered Public Accounting Firm, to audit the consolidated financial statements of the Corporation for 2005, subject to shareholder ratification.

Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

The Audit Committee’s Procedures For The Preapproval Of Audit And Permitted Non-Audit Services

Under statutes, regulations and rules applicable to us and the Audit Committee of the Board and under the Audit Committee’s charter, the Audit Committee is responsible for preapproving audit and permitted non-audit services, such as tax and other services, to be provided to us or our subsidiaries by our independent auditors. With certain limited exceptions, no such services may be provided without such preapproval. The committee is given this responsibility to confirm that the provision of these services by the independent auditors does not impair the independent auditors’ independence. The committee also performs this function with respect to our employee benefit plans.

The responsibility for preapproval of audit and permitted non-audit services includes preapproval of the fees for such services (even though the preapproval of fees is not required by the Securities and Exchange Commission’s rules) and the other terms of the engagement. The committee may preapprove specific fees or a methodology for determining fees for audit and permitted non-audit services.

The committee may provide general preapproval of certain types of services to be provided by the independent auditors, or it may approve specific services individually. During 2004, the committee did not provide general preapproval of certain types of services, and the Audit Committee approved all specific services individually. If the committee does provide any general preapproval of certain types of services, it will review and preapprove the provision of such services at least annually. The committee will be responsible for approving any fee or other compensation arrangements for services covered by a general preapproval to the extent not approved at the time of preapproval of the provision of such types of services.

The authority to preapprove the provision of services by the independent auditors may be exercised by the committee as a whole, or by the chairman of the committee as required between committee meetings. The committee may also delegate this authority, in whole or in part, to one or more other members of the committee. Any person exercising delegated authority will report on any such approvals at the next scheduled meeting of the committee, which will be reflected in the minutes of the meeting. The Audit Committee may not delegate its preapproval authority to any other person, including any member of our management or other employee or agent of PNC.

Our independent auditors must request preapproval for any audit or permitted non-audit services in writing. The written request for preapproval must include, at the least, a description of the nature of the engagement and of the proposed fee for the services. The written request must also include a statement by the independent auditors as to whether, in their view, the provision of such services is consistent with Securities and Exchange Commission and other applicable rules on auditor independence. The committee or the chairman of the committee, in reviewing any request for pre-approval, may request appropriate members of our management to provide their views as to whether the provision of the services in question is consistent with the applicable rules on auditor independence.

The Audit Committee may amend these procedures from time to time.

The following table summarizes the aggregate fees billed to PNC by Deloitte & Touche LLP for 2004 and 2003.

	2004	2003
Audit Fees	$11,833,007	$6,972,691
Audit-Related Fees	809,855	1,252,580
Tax Fees	113,436	1,131,277
All Other Fees	10,470	350,725

Total Fees Paid	$12,766,768	$9,707,273

Audit Fees

The aggregate fees billed for audit services for the year ended December 31, 2004, were $11,833,007. These fees consisted primarily of the audit of PNC’s annual consolidated financial statements, reviews of PNC’s quarterly consolidated financial statements included in Form 10-Q filings, audit of internal control over financial reporting, SAS 70 reports, comfort letters and other services related to Securities and Exchange Commission matters, and assistance with the implementation of new accounting pronouncements.

The aggregate fees billed for audit services for the year ended December 31, 2003, were $6,972,691. These fees consisted primarily of the audit of PNC’s annual consolidated financial statements, reviews of PNC’s quarterly consolidated financial statements included in Form 10-Q filings, SAS 70 reports, comfort letters and other services related to Securities and Exchange Commission matters, and assistance with the implementation of new accounting pronouncements.

Audit-Related Fees

The aggregate fees billed for audit-related services for the year ended December 31, 2004, were $809,855. These fees consisted primarily of the employee benefit plan audits, Sarbanes-Oxley Act Section 404 advisory services, investment performance examinations, and financial accounting and reporting consultations.

The aggregate fees billed for audit-related services for the year ended December 31, 2003, were $1,252,580. These fees consisted primarily of the employee benefit plan audits, Sarbanes-Oxley Act Section 404 advisory services, investment performance examinations and financial accounting and reporting consultations.

Tax Fees

The aggregate fees billed for tax services for the year ended December 31, 2004, were $113,436. Of that amount, $88,436 was attributable to tax compliance services, which are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of preparation of K-1’s and tax returns of PNC or its subsidiaries. The remaining fees of $25,000 related to tax planning or advice.

The aggregate fees billed for tax services for the year ended December 31, 2003, were $1,131,277. Of that amount, $263,066 was attributable to tax compliance services, which are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of preparation of K-1’s and tax returns for PNC or its subsidiaries. The remaining fees of $868,211 related to tax-only valuations.

All Other Fees

The aggregate fees billed for all other services for the year ended December 31, 2004, were $10,470. That fee consists of audit work related to the response to a subpoena served on a PNC subsidiary.

The aggregate fees billed for all other services for the year ended December 31, 2003, were $350,725. These fees consisted primarily of the development of Audit Committee training materials.

In considering the nature of the services provided by the independent auditors, the Audit Committee determined that such services are compatible with the provision of independent audit services. The committee discussed these services with the independent auditors and our management to determine that they are permitted under the rules and regulations concerning auditor independence of the Securities and Exchange Commission.

REPORT OF THE AUDIT COMMITTEE

The PNC Board of Directors has appointed an Audit Committee composed of five directors, each of whom is independent as defined in the New York Stock Exchange listing standards. Acting on the recommendation of the Nominating and Governance Committee, the Board of Directors has determined that each of Messrs. Kelson and Thieke is an “audit committee financial expert” as that term is defined in Securities and Exchange Commission rules.

The Board of Directors has approved a written charter for the Audit Committee. A copy of that charter, as approved and amended by the Board on February 16, 2005, is included as Exhibit B to this proxy statement. The Audit Committee’s job is one of oversight as set forth in its charter. It is not the duty of the Audit Committee to prepare PNC’s consolidated financial statements, to plan or conduct audits, or to determine that PNC’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. PNC’s management is responsible for preparing PNC’s consolidated financial statements and for establishing and maintaining effective internal control over financial reporting. PNC’s management is also responsible for its assessment of the effectiveness of internal control over financial reporting. The independent auditors are responsible for the audit of PNC’s consolidated financial statements and the audit of the effectiveness of PNC’s internal control over financial reporting. In addition, the independent auditors are responsible for the audit of management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004.

The Audit Committee has reviewed and discussed PNC’s audited consolidated financial statements with management and with Deloitte & Touche LLP, PNC’s Independent Registered Public Accounting Firm for 2004. The Audit Committee has selected Deloitte & Touche LLP as PNC’s independent auditors for 2005, subject to shareholder ratification. A portion of the Audit Committee’s review and discussion of PNC’s audited consolidated financial statements with Deloitte & Touche LLP occurred in private sessions, without PNC management present.

The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61.

The Audit Committee has received from Deloitte & Touche LLP the written statements required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed Deloitte & Touche LLP’s independence with Deloitte & Touche LLP, and has considered the compatibility of non-audit services with the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in PNC’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Stephen G. Thieke, Chairman

J. Gary Cooper

George A. Davidson, Jr.

Richard B. Kelson

Bruce C. Lindsay

Report Of The Audit Committee

In accordance with the rules of the Securities and Exchange Commission, the Report of the Audit Committee shall not be incorporated by reference into any of our future filings made under the Securities Exchange Act of 1934 or the Securities Act of 1933. The report is not deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Exchange Act or the Securities Act.

OTHER MATTERS

Our Board of Directors knows of no other business to be presented at the meeting. If, however, any other business should properly come before the meeting, or any adjournment of the meeting, proxies will be voted in accordance with the best judgment of the persons named in the proxies.

By Order of the Board of Directors,

Thomas R. Moore Corporate Secretary

Exhibit A

THE PNC FINANCIAL SERVICES GROUP, INC.

CATEGORICAL STANDARDS TO ASSIST THE BOARD OF DIRECTORS

IN DETERMINING THE INDEPENDENCE OF THE CORPORATION’S DIRECTORS

FOR PURPOSES OF SECTION 303A, AS AMENDED, OF

THE NEW YORK STOCK EXCHANGE LISTED COMPANY MANUAL

AS AMENDED AND RESTATED BY THE BOARD OF DIRECTORS ON

JANUARY 19, 2005

INTRODUCTION

The Board of Directors has adopted the categorical standards set forth below to assist it in determining whether or not certain relationships between its directors and the Corporation or its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Corporation) are “material relationships” for purposes of Section 303A.02(a) of the New York Stock Exchange Listed Company Manual.

Relationships not described in these categorical standards will be evaluated on an individual basis as provided for in Section 303A.02(a). A director who has a relationship with the Corporation or its subsidiaries that is not described in these categorical standards nevertheless may be determined to be independent by the Board of Directors. In such a case, the Board’s basis for the determination of independence will be specifically explained in the proxy statement for the annual meeting of shareholders at which the director is standing for election to the Board of Directors.

The term “immediate family members” as used in these categorical standards is defined in the general commentary to Section 303A.02(b) to include a director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the director’s home.

APPLICATION OF CATEGORICAL STANDARDS

None of the relationships described below shall be deemed to be a “material relationship” between a director and the Corporation and thus a director having such a relationship may be deemed to be “independent” for purposes of Section 303A.02, unless the relationship causes the director not to be independent as a result of any of the provisions of Section 303A.02(b). The provisions of Section 303A.02(b) establish mandatory independence standards involving the employment, affiliations, and compensation of a director or an immediate family member. Also, a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Corporation or its subsidiaries in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold (the “Payments Test”).

In applying these categorical standards, the Corporation’s Board of Directors will take into account any “look-back” or transition period specified for purposes of Section 303A of the New York Stock Exchange Listed Company Manual.

(1) Relationships arising in the ordinary course of business. Lending, deposit, banking, or other financial service relationships (such as those involving fiduciary, brokerage, investment management, custody, capital markets, treasury management, or similar products and services) or other relationships involving the provision of products or services either by or to the Corporation or its subsidiaries and involving a director, his or her immediate family members, or a company or charitable organization of which the director or an immediate family member is a partner, shareholder, officer, employee or director will not be considered “material relationships” if the following conditions and the Payments Test are satisfied:

(a) the products and services are being provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to similarly situated customers;

(b) the relationship does not involve the provision of consulting, legal, or accounting services to the Corporation or its subsidiaries by the director or immediate family member personally when the Corporation or a subsidiary is the primary client of the director or immediate family member, or by a firm of which the director or immediate family member is a partner, managing member, principal, or an executive officer with significant policy-making authority over the firm; and

(c) any extension of credit: (i) was made in the ordinary course of business, was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons; (ii) is pass-rated and performing; and (iii) complies with any additional requirements imposed on the extension of credit by Regulation O of the Board of Governors of the Federal Reserve System or other applicable laws and regulations.

(2) Relationships with companies of which a director is a shareholder or partnerships of which a director is a partner. Any relationship not described in Section (1), above, between the Corporation or one of its subsidiaries and a company (including a limited liability company) or partnership to which a director is connected solely as a shareholder or partner will not be considered a “material relationship,” provided the director is not a principal shareholder of the company or a principal partner of the partnership. For purposes of this categorical standard, a person is a principal shareholder of a company if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls, or has the power to vote more than 10 percent of any class of voting securities of the company. A person is a principal partner of a partnership if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls, or has the power to vote a 25 percent or more general partnership interest, or more than a 10 percent overall partnership interest and has the single largest interest in the partnership. Shares or partnership interests owned or controlled by a director’s immediate family member who shares the director’s home are considered to be held by the director.

(3) Contributions made or pledged to charitable organizations. Contributions made to any charitable organization pursuant to a matching gift program maintained by the Corporation or by its subsidiaries or by any foundation sponsored by or associated with the Corporation or its subsidiaries are not considered to be a “material relationship” and shall not be included in calculating the materiality threshold set forth in (a), below. Other contributions made or pledged by the Corporation, its subsidiaries, or by any foundation sponsored by or associated with the Corporation or its subsidiaries to a charitable organization of which a director or an immediate family member is an executive officer, director, or trustee will not be considered a “material relationship” if the following conditions are satisfied:

(a) within the preceding three years, the aggregate amount of such contributions during any single fiscal year of the charitable organization did not exceed the greater of $1 million or 2 percent of the charitable organization’s consolidated gross revenues for that fiscal year; and

(b) the charitable organization is not a family foundation created by the director or an immediate family member.

(4) Certain familial relationships. A relationship involving a director’s relative will not be considered a “material relationship” solely by virtue of the familial relationship if the relative is not an immediate family member of the director.

Exhibit B

CHARTER

OF THE

AUDIT COMMITTEE

OF THE

BOARD OF DIRECTORS OF THE PNC FINANCIAL SERVICES GROUP, INC.

AS APPROVED AND AMENDED BY THE BOARD

FEBRUARY 16, 2005

I. LEGAL OR OTHER REQUIREMENTS’ AUTHORITY ; MINIMUM MEMBERSHIP; MEMBERSHIP REQUIREMENTS; MINIMUM NUMBER OF MEETINGS

The Audit Committee (“Committee”) of the Board of Directors (“Board”) of The PNC Financial Services Group, Inc. (“Corporation”) is established pursuant to Article V, Section 1.2 of the Corporation’s By-Laws (“Bylaws”). The members of the Committee are appointed annually by the Board on the recommendation of the Nominating and Governance Committee and serve until their successors are duly elected and qualified. The Board determines the number of members on the Committee from time to time, but the number will not be fewer than the minimum number prescribed by applicable law, the Bylaws or New York Stock Exchange (“NYSE”) requirements. Committee members must fully satisfy independence and experience requirements as prescribed by the NYSE, Section 10A(m)(3) of the Securities Exchange Act of 1934 (“Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (“SEC”), and the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and applicable rules and regulations thereunder. All members of the Committee shall have a strong level of business or financial acumen (as determined in the reasonable discretion of the Board).

The Board will, on the recommendation of the Nominating and Governance Committee, appoint one of the members of the Committee to serve as Committee Chairman. The Committee Chairman will, as a subcommittee, have the authority to act on behalf of the Committee between meetings, including the authority to grant preapprovals of audit and permitted non-audit services. The Committee may also form and delegate such authority to other subcommittees consisting of one or more members when appropriate. The decision of the Committee Chairman or other such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.

The Committee has the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Committee shall also have the authority, to the extent it deems necessary or appropriate, to ask the Corporation to provide the Committee with the support of one or more Corporation employees to assist it in carrying out its duties. The Committee may request any officer or employee of the Corporation or of the Corporation’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Subject to the authority of the Committee Chairman or other subcommittees to act on behalf of the Committee between meetings, the Committee has the sole authority to approve all audit engagement fees and terms, as well as all permitted non-audit engagements with the independent auditors. The Committee shall pre-approve auditing services and permitted non-audit services to be performed for the Corporation by the independent auditors in accordance with Section 10A(i) of the Exchange Act.

The Corporation shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation and to any advisors employed by the Committee and for payment of any administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee, in its capacity as a Board committee, is directly responsible for the appointment, compensation, evaluation, retention, and termination of the Corporation’s independent auditors. The Committee is directly responsible for oversight of the work of the independent auditors (including resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation. The independent auditors shall report directly to the Committee. The General Auditor shall also report directly to the Committee, which shall be responsible for preparing his or her performance evaluation and reviewing his or her compensation.

The Committee will meet as often as the Committee or the Committee Chair determines, but not less frequently than quarterly.

II. PURPOSES OF THE COMMITTEE

The Committee’s primary purposes are to:

•	Provide assistance to the Board by: (1) monitoring the integrity of the consolidated financial statements of the Corporation, (2) monitoring compliance by the Corporation with legal and regulatory requirements and with the Corporation’s Code of Business Conduct and Ethics, (3) evaluating and monitoring the independent auditors’ qualifications and independence, and (4) evaluating and monitoring the performance of the Corporation’s internal audit function and independent auditors, with respect to the parent company and its bank and non-bank subsidiaries; and

•	Prepare the report required by the rules of the SEC to be included in the Corporation’s annual proxy statement.

The Committee will also, under applicable regulation, perform the duties required by law to be performed by an audit committee for any subsidiary bank of the Corporation that does not have its own audit committee and by a fiduciary audit committee for any subsidiary bank of the Corporation exercising fiduciary powers that does not have its own audit committee, in each case to the extent permitted, and in the manner required, by applicable laws and regulations.

III. RESPONSIBILITIES OF THE COMMITTEE

The following will be the common recurring activities of the Committee in carrying out its oversight function. These activities are set forth as a guide with the understanding that the Committee may diverge from this guide as it considers appropriate in the circumstances.

Charter Review

•	Review and reassess the adequacy of this charter annually and recommend to the Board any proposed changes to this charter

Financial Reporting / Internal Controls

•	Review and discuss with the internal auditors and the independent auditors their respective annual audit plans, reports and the results of their respective audits

•	Review and discuss the Corporation’s quarterly financial statements with management and the independent auditors prior to the filing of its Forms 10-Q; such review and discussion will include disclosures made in management’s discussion and analysis and the results of the independent auditors’ reviews of the quarterly financial statements

•	Review and discuss with management and the independent auditors the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Corporation’s Form 10-K

•	Discuss with management and the independent auditors any significant financial reporting issues arising and any significant judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of accounting principles

•	Prior to each filing of an audit report with the SEC, review and discuss with the independent auditors:

•	All critical accounting policies and practices to be used;

•	All alternative treatments within generally accepted accounting principles (“GAAP”) for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

•	Summaries of other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences or uncorrected misstatements.

•	Discuss with management the Corporation’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information; discuss generally with management, on a periodic basis, the types of financial information to be disclosed and the types of presentations to be made to analysts and rating agencies, including the circumstances, if any, under which earnings guidance will be provided to analysts or rating agencies

•	Discuss with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Corporation’s financial statements

•	Discuss with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including policies and guidelines governing the Corporation’s process for operational risk assessment and management

•	Discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management

•

Request and receive a signed Statement on Auditing Standards (“SAS”) No. 71 review report from the independent auditors prior to the filing of each Form 10-Q and receive a SAS 71 review report with respect to the fourth quarter and a signed opinion on the financial statements, an opinion on management’s assessment of the effectiveness of the Corporation’s internal control over financial reporting and an opinion on the effectiveness of the

Corporation’s internal control over financial reporting as of the end of the Corporation’s most recent fiscal year, prior to the filing of each Form 10-K

•	Discuss with the Corporation’s independent auditors, internal auditors and management their assessments of the adequacy of the Corporation’s internal controls, any significant deficiencies relating to financial reporting, the design or operation of the Corporation’s internal and disclosure controls or other related matters, and any proposals or special steps taken in order to rectify such deficiencies

•	Review and discuss with management, including the General Auditor, and the independent auditors: management’s assessment that the Corporation maintained effective internal control over financial reporting as of the end of the Corporation’s most recent fiscal year; the independent auditors’ opinion on management’s assessment of the effectiveness of the Corporation’s internal control over financial reporting; and the independent auditors’ opinion on the effectiveness of the Corporation’s internal control over financial reporting, as of the end of the Corporation’s most recent fiscal year, prior to the filing of each Form 10-K

•	Monitor the Corporation’s progress in promptly addressing and correcting any significant deficiencies in financial reporting, internal controls or related matters

•	Receive periodic reports from the independent auditors and appropriate officers of the Corporation on significant accounting or reporting developments proposed by the Financial Accounting Standards Board, the Public Company Accounting Oversight Board, or the SEC that may impact the Corporation

•	Receive periodic reports from the independent auditors and appropriate officers of the Corporation on significant financial reporting and internal controls matters for non-bank subsidiaries

•	Meet with regulators when a meeting is requested by the regulators or the Committee to discuss examination results and promote open communication

•	Review disclosures made to the Committee by the Corporation’s CEO and CFO during the certification process for the Form 10-K and Form 10-Q about any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize and report financial information or any fraud (whether or not material) involving management or other employees who have a significant role in the Corporation’s internal control over financial reporting

•	Discuss with the Corporation’s CEO and CFO the certifications they are providing and understand the procedures they undertook

Independent Auditors

•	Select the independent auditors pursuant to a well-organized process

•	Approve all audit engagement fees and terms, as well as all permitted non-audit engagements with the independent auditors

•	Establish guidelines for the preapproval of auditing services and permitted non-audit services to be performed for the Corporation by the independent auditors

•	Oversee the work of the independent auditors (including resolution of disagreements between management and the auditors regarding financial reporting) in preparing or issuing an audit report or performing other audit, review or attest services for the Corporation

•	Evaluate and monitor the independence, qualifications and performance of the independent auditors by, among other things:

•	Obtaining and reviewing a report from the independent auditors at least annually regarding (a) the auditors’ internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) to assess the auditors’ independence, all relationships between the independent auditors and the Corporation

•	Reviewing the performance of the independent auditors, including an evaluation of the lead partner of the independent auditors’ team, and taking into account the opinions of management and the internal auditors

•	If so determined by the Committee, taking additional action to satisfy itself of the qualifications, performance and independence of the auditors

•	Oversee the regular rotation of the audit partner(s) as required by law and consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the auditing firm itself on a regular basis

•	Establish policies for the Corporation’s hiring of employees or former employees of the independent auditors who participated in any capacity in the audit of the Corporation, including in particular the prohibition on employment under Section 10A(l) of the Exchange Act as chief executive officer, controller, chief financial officer, chief accounting officer, or any person serving in an equivalent position (including a director of finance) for the Corporation, during the one-year period preceding the date of the initiation of the audit

•	Discuss with the national office of the independent auditors material issues on which it was consulted by the Corporation’s audit team and any material matters of audit quality and consistency

•	Ensure that the independent auditors have access to all necessary Corporation resources

Internal Audit Function

•	Review the appointment and replacement of the General Auditor, who shall have supervisory responsibility for the internal audit function, and review the performance and compensation of the General Auditor

•	Discuss with the General Auditor the significant reports to management prepared by the internal auditing department and management’s responses

•	Discuss with the General Auditor and the independent auditors the internal audit department responsibilities, budget and staffing, the objectives of the internal audit plan and any recommended changes in the planned scope of the internal audit

•	Ensure that the internal auditors have access to all necessary Corporation resources

Compliance Oversight

•	Discuss with the senior managers responsible for compliance and regulatory relations, the General Auditor, and the Corporate Ombudsman the Corporation’s processes regarding compliance with applicable laws and regulations and with the Corporation’s Code of Business Conduct and Ethics and obtain reports from these senior managers, the General Auditor, and the Corporate Ombudsman regarding compliance by the Corporation and its subsidiary/foreign affiliated entities with applicable legal requirements and the Corporation’s Code of Business Conduct and Ethics

•	Discuss with the Corporate Ombudsman in private session the effectiveness of the Corporation’s ethics program

•	Discuss with the Corporation’s Chief Regulatory Officer the status and results of regulatory agency examinations, any significant issues arising out of such examinations, and related management or Board of Directors responses

•	Receive from the independent auditors any assurances or reports required to be furnished to the Committee under Section 10A(b) of the Exchange Act

•	Establish and provide appropriate oversight of procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters

•	Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Corporation’s financial statements or accounting policies or compliance with the Corporation’s Code of Business Conduct and Ethics

•	Discuss with the Corporation’s General Counsel legal matters that may have a material impact on the financial statements or that may involve significant legal, reputational, or other risks, and discuss with the senior managers responsible for compliance and regulatory relations legal matters that may have an impact on the Corporation’s compliance policies

Subsidiaries of the Corporation

•	Where the Committee is performing the duties required by law to be performed by an audit committee for a subsidiary bank of the Corporation that does not have its own audit committee, review with management and the independent auditors the basis for the reports required to be filed by management and by the independent auditors with the Federal Deposit Insurance Corporation or the Office of the Comptroller of the Currency pursuant to 12 C.F.R. Sections 363.2(a) and (b) and Sections 363.3(a) and (b), respectively, and 12 C.F.R. Section 363.4.

•	Perform the duties required to be performed by the fiduciary audit committee for any bank subsidiary of the Corporation exercising fiduciary powers that does not have its own audit committee, in each case to the extent permitted, and in the manner required, by applicable laws and regulations

General

•	Meet separately, periodically, with management, with the internal auditors, and with the independent auditors

•	Report to the Board on the Committee’s activities, as appropriate

•	Maintain minutes or other records of the Committee’s meetings and activities

•	Review and assess the quality and clarity of the information provided to the Committee and make recommendations to management as the Committee deems appropriate from time to time for improving such materials

•	Prepare the audit committee report to be included in the Corporation’s proxy statement when and as required by the rules of the SEC

•	Conduct an annual performance evaluation of the Committee

The Committee’s job is one of oversight as set forth in this charter. It is not the duty of the Committee to prepare the Corporation’s financial statements, to plan or conduct audits, or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with GAAP. The Corporation’s management is responsible for preparing the Corporation’s financial statements and for maintaining internal controls, and the independent auditors are responsible for auditing the financial statements. Nor is it the duty of the Committee to conduct investigations or to assure compliance with laws and regulations or the Corporation’s Code of Business Conduct and Ethics.

With respect to joint sessions of the Committee:

(a)	The Committee may meet simultaneously as a committee of the Corporation and of PNC Bank, National Association (the “Bank”), though it should hold separate sessions if necessary to address issues that are relevant to one entity but not the other or to consider transactions between the two entities or other matters where the Corporation and the Bank may have different interests; and

(b)	The Committee should consult with internal or outside counsel if, in the opinion of the Committee, any matter under consideration by the Committee has the potential for any conflict between the interests of the Corporation and those of the Bank or the Corporation’s other subsidiaries in order to confirm that appropriate procedures are established for addressing any such potential conflict and for promoting compliance with the Corporation’s policies regarding Sections 23A and 23B of the Federal Reserve Act.

In performing their duties and responsibilities, Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:

•	One or more officers or employees of the Corporation whom the Committee member reasonably believes to be reliable and competent in the matters presented;

•	Counsel, independent auditors, or other persons as to matters which the Committee member reasonably believes to be within the professional or expert competence of such person; or

•	Another committee of the Board as to matters within its designated authority which committee the Committee member reasonably believes to merit confidence.

The PNC Financial Services Group

Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 26, 2005.

James E. Rohr, Joseph C. Guyaux, and Thomas R. Moore, and each of them with full power to act alone and with full power of substitution, are hereby authorized to represent the undersigned at The PNC Financial Services Group, Inc. Annual Meeting of Shareholders to be held on April 26, 2005, or at any adjournment thereof, and to vote, as indicated on the reverse side, the shares of common stock and/or preferred stock which the undersigned would be entitled to vote if personally present at said meeting. The above-named individuals are further authorized to vote such stock upon any other business as may properly come before the meeting, or any adjournment(s) thereof, in accordance with their best judgment.

If you are a participant in The PNC Financial Services Group, Inc. Incentive Savings Plan or the PFPC Inc. Retirement Savings Plan, this proxy also serves as a voting instruction card and directs PNC Bank, N.A., as Trustee of The PNC Financial Services Group, Inc. Incentive Savings Plan and the PFPC Inc. Retirement Savings Plan to vote all shares credited to your account as indicated on the reverse side at the Annual Meeting of Shareholders to be held on April 26, 2005 or at any adjournment(s) thereof.

You have the option to access future annual reports, proxy statements, and other proxy solicitation materials over the Internet, instead of receiving those documents in paper form. Participation is voluntary. If you give your consent, in the future when such material is available over the Internet, you will receive notification which will contain the Internet location where the material is available. The material will be presented in PDF format. There is no cost to you for this service other than any charges imposed by your Internet provider, telephone and/or cable company. Once you give your consent, it will remain in effect until you inform us otherwise in writing. You may revoke your consent, or request paper copies of the material, at any time by notifying PNC’s Corporate Secretary in writing at One PNC Plaza, 249 Fifth Avenue – 21st Floor, Pittsburgh, PA 15222-2707.

To give your consent, follow the prompts when you vote by telephone or over the Internet or check the appropriate box located on the reverse side when you vote by mail.

The Pennsylvania Business Corporation Law of 1988, 15 Pa. C.S.A. section 1759 (b), provides that shareholders voting by means of the telephone or the Internet, as instructed, will be treated as transmitting a properly authenticated proxy for voting purposes. Pennsylvania law permits the use of telephone or Internet voting both when a shareholder of record is voting and when a beneficial owner is communicating its vote to a shareholder of record, such as a securities depositary or brokerage firm.

Please sign on the reverse side and return promptly.

Internet and Telephone Voting Instructions

You can vote by telephone or Internet! Available 24 Hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)

Call toll free 1-866-290-9740 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Follow the simple instructions provided by the recorded message.

To vote using the Internet

Go to the following web site:

WWW.COMPUTERSHARE.COM/US/PROXY

Enter the information requested on your computer screen and follow the simple instructions.

To vote by Mail

Mark, sign and date the proxy card.

Return the proxy card in the postage-paid envelope provided.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on April 26, 2005.

THANK YOU FOR VOTING

00EHGD

Proxy—The PNC Financial Services Group, Inc.

A Proposals

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE, INTERNET & MAIL VOTING INSTRUCTIONS.

1. The Board of Directors recommends a vote FOR all nominees listed in Item 1 and FOR the ratification of the Audit Committee’s selection of independent auditors as described in Item 2. All shares, including full and partial shares of stock credited to your Plan account, will be voted as directed below. In the absence of instructions, all shares (including unallocated shares) will be voted FOR all nominees listed in Item 1 and FOR the ratification of independent auditors as described in Item 2 or in the manner required or permitted by the governing Plan documents.

For

Withhold

01—Mr. Chellgren

02—Mr. Clay

03—Mr. Cooper

04—Mr. Davidson

05—Mr. Kelson

06—Mr. Lindsay

07—Mr. Massaro

08—Mr. O’ Brien

For

Withhold

09—Ms. Pepper

10—Mr. Rohr

11—Ms. Steffes

12—Mr. Strigl

13—Mr. Thieke

14—Mr. Usher

15—Mr. Washington

16—Mr. Wehmeier

B Non-Proposals

1. Will use Webcast

2. Will use Teleconference

3. I/We consent to access future annual reports, proxy statements and other proxy soliciting material over the Internet as described on the reverse side.

4. Will attend Meeting

For Against Abstain

2. Ratification of the Audit Committee’s selection of

Deloitte & Touche LLP as independent auditors for 2005.

C Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

Please sign exactly as your name appears to the left. Joint owners should each sign. When signing on behalf of a corporation or partnership or as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature 1—Please keep signature within the box

Signature 2—Please keep signature within the box

Date (mm/dd/yyyy)

00EHIE

Admission Ticket

(Please bring this ticket to the Annual Meeting.)

Non-Transferable

Please Admit

Notice of Annual Meeting of Shareholders THE PNC FINANCIAL SERVICES GROUP, INC. 2005 Annual Meeting of Shareholders

For the purpose of considering and acting upon the election of 16 directors to serve until the next annual meeting and until their successors are elected and qualified, the ratification of the Audit Committee’s selection of Deloitte & Touche LLP as independent auditors for 2005, and such other business as may properly come before the meeting or any adjournments thereof.

Tuesday, April 26, 2005 – 11:00 a.m. Eastern Time

One PNC Plaza – 249 Fifth Avenue

Pittsburgh, Pennsylvania 15222–2707